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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 23, 2013

Dear Fellow Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Investment Technology Group, Inc. Our 2013 Annual Meeting will be held on Tuesday, June 11, 2013 at 4:00 p.m., New York City time. We are very pleased that this year's Annual Meeting will be our first completely virtual meeting of stockholders. You will be able to attend the 2013 Annual Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ITG2013 and inputting your unique 12-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card.

        We are also very pleased to again be taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders electronically because we believe that the e-proxy process expedites our stockholders' receipt of proxy materials, lowers the costs of distribution and reduces the environmental impact of our Annual Meeting. In accordance with this rule, on or about April 29, 2013, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the close of business on April 15, 2013. The Notice contains instructions on how to access our Proxy Statement and 2012 Annual Report and vote online.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement, which you are urged to read carefully.

        Your vote is very important to us. Whether or not you plan to attend the meeting, your shares should be represented and voted. After reading the Proxy Statement, please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you. Please refer to the section entitled "How do I vote and what are the voting deadlines?" on page 4 of the Proxy Statement for a description of these voting methods. We must receive votes submitted via mail, the Internet or touch-tone telephone by 11:59 p.m. New York time on June 10, 2013 in order for them to be counted at the Annual Meeting.

        We are looking forward to our 2013 Annual Meeting of Stockholders. Thank you for your continued support of Investment Technology Group, Inc.

Sincerely,

Robert C. Gasser	Maureen O'Hara
Director, President and Chief Executive Officer	Chairman of the Board of Directors

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006

Notice of Annual Meeting of Stockholders
To Be Held June 11, 2013

TIME AND DATE	4:00 p.m., New York City time, on Tuesday, June 11, 2013.
PLACE	You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2013 where you will be able to vote electronically during the meeting.
ITEMS OF BUSINESS
(1) to elect eight (8) directors to the Investment Technology Group, Inc. Board of Directors (our "Board of Directors" or "Board") to serve until the next annual meeting or until successors have been duly elected and qualified.
(2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.
(3) to approve on an advisory basis the compensation of our named executive officers.
(4) to approve an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Equity Plan").
(5) to reapprove the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan (the "Pay-For-Performance Incentive Plan").
(6) to approve an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan (the "ESPP").
(7) to transact such other business as may properly come before the Annual Meeting or any one or more adjournments thereof.
This Proxy Statement more fully describes these proposals.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 15, 2013.
PROXY VOTING
Please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2013. The Proxy Statement and our 2012 Annual Report on Form 10-K are available at www.proxyvote.com

By Order of the Board of Directors,

P. Mats Goebels Corporate Secretary

New York, New York
April 23, 2013

Page
VOTING INSTRUCTIONS AND INFORMATION	3
Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters	7
PROPOSAL ON ELECTION OF DIRECTORS	8
Nominees to Board of Directors	8
Executive Officers	11
EXECUTIVE AND DIRECTOR COMPENSATION	12
Compensation Discussion and Analysis	12
Compensation Committee Report	25
Executive Compensation	26
Summary Compensation Table	26
Grants of Plan-Based Awards Table	27
Outstanding Equity Awards for Named Executive Officers at December 31, 2012	30
Options Exercised and Stock Vested for 2012 for Named Executive Officers	33
Severance and Change-in-Control Arrangements	33
PROPOSAL ON ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	38
Director Compensation	39
CORPORATE GOVERNANCE	42
Board Meetings; Committees; and Director Nominations Process	42
Board Leadership Structure and Risk Oversight	43
The Compensation Committee	44
Code of Ethics	45
Compensation Committee Interlocks and Insider Participation	45
NYSE Certification	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS	47
EQUITY COMPENSATION PLAN INFORMATION	49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
REPORT OF THE AUDIT COMMITTEE	50
PROPOSAL ON RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	51
Fees to our Independent Auditor	51
Pre-approval of Services by the Independent Auditor	51
PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC. 2007 OMNIBUS EQUITY COMPENSATION PLAN	52
PROPOSAL TO REAPPROVE THE AMENDED AND RESTATED INVESTMENT TECHNOLOGY GROUP, INC. PAY-FOR-PERFORMANCE INCENTIVE PLAN	60
PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	63
CONTACTING THE BOARD OF DIRECTORS	66
WHERE YOU CAN FIND MORE INFORMATION	67
OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF ITG	67
APPENDIX A—AMENDED AND RESTATED 2007 OMNIBUS EQUITY COMPENSATION PLAN	A-1
APPENDIX B—AMENDED AND RESTATED PAY-FOR-PERFORMANCE INCENTIVE PLAN	B-1
APPENDIX C—AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	C-1

VOTING INSTRUCTIONS AND INFORMATION

Who is entitled to vote at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Investment Technology Group, Inc. (the "Company" or "ITG")?

        Holders of our common stock as of the close of business on April 15, 2013 (the "Record Date") may vote at the Annual Meeting. On the Record Date, 37,213,206 shares of our common stock were outstanding and entitled to vote at the Annual Meeting.

        Stockholders at the close of business on the Record Date may examine a list of all stockholders of record as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding, or at, the Annual Meeting.

How many votes do I have?

        You are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting.

What matters will be voted on at the Annual Meeting?

        There are six proposals scheduled to be voted on at the meeting:

  •
  Election of eight (8) directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

  •
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A representative of KPMG LLP is expected to be in attendance at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

  •
  Advisory (non-binding) vote to approve named executive officer compensation (commonly referred to as the "say-on-pay" proposal).

  •
  Approval of an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

  •
  Reapproval of the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan.

  •
  Approval of an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan.

How does the Board of Directors recommend I vote?

        Our Board of Directors recommends that you vote:

  •
  FOR each of the nominees to the Board of Directors.

  •
  FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2013.

  •
  FOR the approval of the compensation of our named executive officers.

  •
  FOR the approval of an increase in the number of shares reserved and available for issuance under the Equity Plan.

  •
  FOR the reapproval of the Pay-For-Performance Incentive Plan.

  •
  FOR the approval of an increase in the number of shares reserved and available for issuance under the ESPP.

 What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholders of Record.    You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with the Company's transfer agent, Computershare Trust Company. This Notice and Proxy Statement and any accompanying documents have been provided directly to you by the Company.

        Beneficial Owner.    You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name" and this Notice and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of KPMG as our independent registered public accounting firm. Please see "What if I do not specify how my shares are to be voted?" below for additional information.

How do I vote and what are the voting deadlines?

        Stockholders of Record.    If you are a stockholder of record, you may vote in the following ways:

  •
  By Internet.  You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. If you vote by Internet, you do not need to return a proxy card by mail. You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on June 10, 2013.

  •
  By Telephone.  You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. If you vote by telephone, you do not need to return a proxy card by mail. You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by telephone. Telephone voting is available 24 hours a day. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on June 10, 2013.

  •
  By Mail.  If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on June 10, 2013.

  •
  At the Annual Meeting.  You can vote your shares during the annual meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/ITG2013.

        Beneficial Owners.    If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice Regarding the Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted via the Internet at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

        Proxies related to shares held under the Investment Technology Group, Inc. Employee Stock Ownership Plan must be received no later than June 5, 2013. Attendance at the annual meeting will not enable you to vote your shares held under our Employee Stock Ownership Plan.

 Can I revoke or change my vote after I submit my proxy?

        Stockholders of Record.    Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may revoke your proxy and change your vote by:

  •
  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., New York time, on June 10, 2013;

  •
  Submitting a properly-signed proxy card with a later date that is received no later than June 10, 2013;

  •
  Attending the Annual Meeting and voting via www.virtualshareholdermeeting.com/ITG2013; or

  •
  Sending a written statement to that effect to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, provided that any such statement is received no later than June 10, 2013.

        Beneficial Owners.    If you are a beneficial owner, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting or online, provided that you obtain a legal proxy, executed in your favor, from the broker or other nominee giving you the right to vote the shares.

        In the case of proxies related to shares held under the Investment Technology Group, Inc. Employee Stock Ownership Plan, such revocation or later-dated proxy must be received no later than June 5, 2013. Attendance at the Annual Meeting will not enable you to revoke a previously-delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

        Attending the annual meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

 How are votes counted?

        If you properly submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

What will happen if I do not vote my shares?

        Stockholders of Record.    If you are a stockholder of record and you do not vote via the Internet, by telephone, by proxy card, or via the Internet at the Annual Meeting, your shares will not be voted at the Annual Meeting.

        Beneficial Owners.    If you are the beneficial owner of your shares, and you do not instruct your broker or nominee on how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange ("NYSE"), your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of executive compensation, approval of the increase in the number of shares reserved and available for issuance under the Equity Plan, reapproval of the Pay-For-Performance Incentive Plan and approval of the increase in the number of shares reserved and available for issuance under the ESPP. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the annual meeting.

 What if I do not specify how my shares are to be voted?

        Stockholders of Record.    If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions on the proxy, your shares will be voted as follows: FOR the election of ITG's director nominees; FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2013; FOR the approval of the Company's named executive officer compensation; FOR the approval of the increase in the number of shares reserved and available for issuance under the Equity Plan; FOR the reapproval of the Pay-For-Performance Incentive Plan; and FOR the approval of the increase in the number of shares reserved and available for issuance under the ESPP; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

        Beneficial Owners.    If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on your behalf. Under the rules of the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of named executive officer compensation, approval of the increase in the number of shares reserved and available for issuance under the Equity Plan, reapproval of the Pay-For-Performance Incentive Plan and approval of the increase in the number of shares reserved and available for issuance under the ESPP. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the Annual Meeting.

How many votes are required to approve each proposal?

        The election of directors will be determined by a plurality of the votes cast. For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter will be required for approval.

What is the effect of withheld votes, abstentions and broker non-votes?

        Abstentions and Withheld Votes.    With respect to the election of directors, you may vote FOR, WITHHOLD, or FOR ALL EXCEPT. With respect to all other proposals, you may vote FOR, AGAINST or ABSTAIN. If you WITHHOLD from voting on the election of directors, it will have no effect on the election of directors. If you ABSTAIN from voting on proposals related to the approval of named executive officer compensation, the ratification of the appointment of our independent registered public accounting firm, the approval of the increase in the number of shares reserved and available for issuance under the Equity Plan, the reapproval of the Pay-For-Performance Incentive Plan and the approval of the increase in the number of shares reserved and available for issuance under the ESPP, the abstention will have the same effect as an AGAINST vote.

        Broker Non-Votes.    Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. The proposal related to the ratification of the appointment of KPMG LLP is considered a routine matter and a broker will be permitted to exercise its discretion. All of the other proposals, including those related to the election of directors, named executive officer compensation, increase in the number of available shares under the Equity Plan, the Pay-For-Performance Incentive Plan and the increase in the number of available shares under the ESPP are considered non-routine matters and a broker will lack the authority to vote uninstructed shares at its discretion on these proposals. Accordingly, if you are a beneficial owner and you do not submit voting instructions to your broker, your shares will not have any effect on the outcome of the election of the director nominees at the

Annual Meeting, the advisory vote pertaining to the compensation of the Company's named executive officers, or the proposals related to the Equity Plan, Pay-for-Performance Incentive Plan or ESPP.

How many votes are required to transact business at the Annual Meeting?

        A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A properly completed proxy indicating "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Who will count the votes?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Who pays for the expenses of this proxy solicitation?

        We bear the cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees may solicit proxies on behalf of our Board of Directors through regular and electronic mail, telephone, fax and personal contact. Alliance Advisors has been retained to assist in soliciting proxies for a fee of $12,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Could other matters be decided at the Annual Meeting?

        We do not expect any other items of business to be brought before the Annual Meeting. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board Committee Charters

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 ("2012 Annual Report") and this Proxy Statement are available through our website at http://investor.itg.com, under SEC Filings and at www.proxyvote.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.itg.com/corporate-governance/. You may also obtain a copy of such documents by writing to: Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attn: Investor Relations.

 PROPOSAL ON
ELECTION OF DIRECTORS

        The number of directors to be elected at the Annual Meeting has been fixed at eight (8) by our Board of Directors. Such directors will be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

        Each nominee listed below has been nominated for election by the Nominating and Corporate Governance Committee of our Board of Directors and has consented to serve as a director if elected. In the event that any nominee is unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors or the Board of Directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the Board of Directors.

        The Board of Directors has determined that Messrs. Burdett, Cheng, Dodds, Jones, O'Hara, Wood and Ms. O'Hara are "independent" within the meaning of the NYSE listing standards. Ms. O'Hara and Mr. O'Hara are not related. Our Board of Directors' standards for determining director independence are available on our website at www.itg.com/corporate-governance/.

 Nominees to Board of Directors

        The following information is submitted concerning the nominees for election as directors. When assessing the qualifications of a particular person to serve as a director, our Nominating and Corporate Governance Committee and our Board of Directors consider an individual candidate's experience as well as the collective experience of our Board members taken as a whole. The members of our Board have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance, technology and legal experience, extensive senior management experience in the financial services industry and valuable insights on market structure issues. Certain members also possess valuable historical knowledge of the Company and our specific industry by virtue of the length of their service on our Board.

Name	Age	Position
J. William Burdett	73	Director
Minder Cheng	49	Director
Christopher V. Dodds	53	Director
Robert C. Gasser	48	Director, President and Chief Executive Officer
Timothy L. Jones	57	Director
Kevin J.P. O'Hara	51	Director
Maureen O'Hara	59	Chair
Steven S. Wood	55	Director

        J. William Burdett has been a director since July 2001 and was a non-executive director of ITG Australia Ltd., a subsidiary of ITG from December 2006 until April 2007. From 2006 to 2012, Mr. Burdett served on the board of IRESS Market Technology Ltd., a leading provider of market data, financial planning and order routing services to the equities markets in Australia, New Zealand and Canada. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group ("BBY"), which is comprised of two Australian broker/dealer companies: BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock-brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd. from November 2000 through November 2002. Mr. Burdett brings to our Board a wealth of international management experience and business understanding, together with an extensive knowledge of the brokerage industry.

        Minder Cheng has been a director since November 2010. Mr. Cheng also currently serves as a Senior Advisor at Executive Networks, an executive peer electronic network and is a member of the board of directors of Media Crossing Inc., an independent digital media trading company. From December 2009 until July 2010, Mr. Cheng served as Chief Investment Officer for Index Equity and Capital Markets globally at BlackRock Inc. ("BlackRock"). Mr. Cheng joined BlackRock at the time of its 2009 merger with Barclays Global Investors ("BGI"), where he worked in a variety of capacities for the prior 10 years. Most recently, from May 2008 until December 2009, Mr. Cheng served as Chief Investment Officer of BGI's Equity and Capital Markets division worldwide. In addition, from July 2000 to May 2008, he held several other key positions at BGI, including Chief Investment Officer for active equity products and Global Head of Trading. Prior to BGI, Mr. Cheng held research, strategy and proprietary trading roles at Convergence Asset Management in Connecticut, Sumitomo Finance International in London, Salomon Brothers in Tokyo and the NYSE in New York. He holds a PhD, a MS and a MBA from the University of California at Berkeley and a BA from National Taiwan University. Mr. Cheng brings to our Board valuable insights on market structure as well as the priorities and challenges facing our major clients and a keen perspective on the Asia Pacific marketplace.

        Christopher V. Dodds has been a director since June 2008. Since 2008, Mr. Dodds has served as a Senior Advisor at Carlyle Group, a private equity firm. In addition to being a board member at Charles Schwab Bank since 2007, Mr. Dodds has also served on the board of directors of three financial services firms, Baron Capital, Avalon Advisors, and The TCW Group, since 2007, 2011 and 2013, respectively. Mr. Dodds served on the board of directors of Cost Plus Inc. from 2006 to 2009. From 1986 to 2007, Mr. Dodds held several positions at The Charles Schwab Corporation ("Schwab"). Most recently, from 1999 to 2007, Mr. Dodds served as Executive Vice President and Chief Financial Officer of Schwab, responsible for managing its financial affairs during periods of growth, retrenchment and profitability. Before being named Chief Financial Officer, Mr. Dodds held several key positions at Schwab including Corporate Controller and Corporate Treasurer. Prior to his experience at Schwab, Mr. Dodds served as a financial analyst for several firms including American Hawaii Cruises, Exxon Corporation and the Gulf Oil Corporation. Mr. Dodds brings to our Board the depth and breadth of his exposure to complex financial and accounting matters, and knowledge of the financial services industry.

        Robert C. Gasser has been a director and the President and Chief Executive Officer of the Company since October 2006. Mr. Gasser was Chief Executive Officer of NYFIX, Inc. ("NYFIX"), a provider of electronic trading services, which was acquired by NYSE Technologies, Inc. in 2009, from November 2005 to September 2006. From 2001 to 2005, Mr. Gasser served as Chief Executive Officer of NYFIX Millennium LLC, a subsidiary of NYFIX, and President of NYFIX Transaction Services Inc. and NYFIX Clearing Corporation. Mr. Gasser was Head of U.S. Equity Trading at JP Morgan from 1999 to 2001. Mr. Gasser brings to our Board strong leadership experience in the execution and financial technology business and specific knowledge of the Company by virtue of his position as President and Chief Executive Officer.

        Timothy L. Jones has been a director since March 2005. From October 2007 until July 2010, Mr. Jones was Chief Executive Officer and director of the Personal Accounts Delivery Authority ("PADA"), a non-departmental public body of the Department for Work and Pensions within the United Kingdom government. Since July 2010, Mr. Jones has been Chief Executive Officer of the National Employment Savings Trust Corporation, also a non-departmental public body of the Department for Work and Pensions within the United Kingdom government and the successor to PADA. Since September 2011, Mr. Jones has served on the board of directors of the Rotman International Centre for Pension Management. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was

Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the Retail Banking Services Division in 1999. Mr. Jones brings to our Board significant executive experience and a strong background in technology issues.

        Kevin J. P. O'Hara has been a director since January 2007. Currently, Mr. O'Hara is an Adjunct Professor of Law at Northwestern University Law School. Mr. O'Hara has also been, since 2010, a principal of Kevin Seamas Enterprises, LLC, a firm through which Mr. O'Hara makes private equity and real estate investments. Additionally, Mr. O'Hara serves on (a) since 2008, the board of advisors of Quadriserv, Inc., a provider of technology and business model innovation to the securities lending industry, (b) since 2012, the board of managers of Pivot Point Consulting, LLC, a provider of strategic and project implementation services to healthcare organizations, and (c) since 2010, the board of directors of Fippex Operations LLC (as Chairman since 2013), a communications software provider. Mr. O'Hara is also the Chairman of the Kevin J.P. O'Hara Family Foundation, a charitable trust. In 2008 and 2009, Mr. O'Hara served as Chief Executive Officer of the Trading/Exchange Divisions of Gulf Finance House in Bahrain. From 2006 to 2007, Mr. O'Hara served as the Chief Administrative Officer and Chief Strategy Officer of CBOT Holdings, Inc. Previously, he served as Chief Administrative Officer, General Counsel and Corporate Secretary of Archipelago Holdings, Inc. from 1999 to 2006 and served as Executive Vice President and Co-General Counsel of NYSE Group, Inc. from 2005 to 2006. Prior to joining Archipelago, Mr. O'Hara worked in Romania and Lithuania from 1995 to 1999 on the development of legal, regulatory and technology infrastructure of emerging capital markets. Prior to his international experience, Mr. O'Hara worked in the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, D.C., as Senior Counsel from 1994 to 1995 and as Staff Attorney from 1991 to 1993. In 1993, Mr. O'Hara served as Special Assistant United States Attorney at the U.S. Department of Justice. From 1988 to 1991, he practiced corporate and commercial litigation at the Chicago law firm of McGuire Woods Ross & Hardies. Mr. O'Hara brings to our Board his wide-ranging and far-reaching experience in legal, regulatory and corporate governance matters within the financial services industry.

        Maureen O'Hara has been the Chair of our board of directors since May 2007 and a director since January 2003. She was our Lead Director from January 2005 until May 2007. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). In December 2006, Ms. O'Hara joined the board of directors of NewStar Financial Inc., a commercial finance company. She also serves on the board of trustees of TIAA-CREF, having joined the board in 2009. She is a member of the CFTC-SEC "Flash Crash" Committee and a past Chair of FINRA's Economic Advisory Board. She currently serves on the Global Advisory Board of the Securities Exchange Board of India and is a member of the Advisory Committee of the U.S. Treasury Office of Financial Research. Ms. O'Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University and Hong Kong University of Science and Technology. Ms. O'Hara's research focuses on issues in market microstructure and she is the author of numerous journal articles as well as the book, Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O'Hara publishes widely on a broad range of topics in finance, including banking, law and finance and experimental economics. She has served as President of the Western Finance Association, the American Finance Association, and the Financial Management Association. Ms. O'Hara brings to our Board a unique perspective through her extensive knowledge and research on market microstructure, finance and economics, as well as her deep understanding of the role of boards of directors.

        Steven S. Wood has been a director since February 2010. Mr. Wood established, in 2010, and is now the sole owner and director of Global Buy Side Trading Consultants Limited, a consulting company for financial institutions. Mr. Wood served on the European Securities Market Authority Consultative Working Group on Secondary Markets from 2010 until June 2012. In addition, from 2010 until August 2012, Mr. Wood served on the board of Olivetree Securities Ltd., a global financial services firm. From 2002 until March 2010, Mr. Wood was the Global Head of Trading at Schroders Investment Management, the London-based asset management firm with over $222 billion in assets under management. Prior to joining Schroders in 2002, Mr. Wood spent 28 years at J.P. Morgan in a variety of roles, including head of European and Asian trading in the asset management division. Mr. Wood was also the Chairman of the Investment Managers Association Trading Committee and Chairman of the NYSE / Euronext European Institutional Advisory Committee until 2010. Mr. Wood brings to our Board extensive experience in trading matters and a keen perspective on the priorities and challenges facing our major customers.

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the nominees listed above to the Board of Directors.

 Executive Officers and Significant Employees

        The executive officers of our Company are appointed by, and serve at the discretion of, our Board of Directors. Other than Mr. Gasser, for whom information is provided above, the following sets forth information as to the other executive officers and certain significant employees of our Company, each of whom are also members of the Company's Executive Committee (the "Executive Committee"). Except for Messrs. Geyer, Marrale and Selway, the individuals noted below are executive officers of the Company.

Name	Age	Position
Robert J. Boardman	45	Managing Director and Chief Executive Officer of Europe
Ian Domowitz	61	Managing Director and Head of Analytics
William S. Geyer	42	Managing Director and Head of Platforms
P. Mats Goebels	46	Managing Director, General Counsel and Corporate Secretary
Peter A. Goldstein	49	Managing Director and Head of Human Resources
Michael Marrale	39	Managing Director and Head of Research Sales and Trading
David L. Meitz	49	Managing Director and Chief Technology Officer
James P. Selway III	42	Managing Director and Head of Electronic Brokerage and Sales
Nicholas Thadaney	44	Managing Director and Chief Executive Officer of Canada
Steven R. Vigliotti	45	Managing Director and Chief Financial Officer

        Robert J. Boardman is a Managing Director and Chief Executive Officer of ITG's European business. From 2006 to June 2010, Mr. Boardman served as head of ITG's European algorithmic trading. Prior to joining ITG, Mr. Boardman spent 12 years at Goldman Sachs in various positions including executive director on the electronic transaction services sales team and head of connectivity for the equities division.

        Ian Domowitz is a Managing Director and Head of Analytics responsible for managing our analytical and trading research products. He joined ITG in 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from 1998 to 2001, and a Professor at Northwestern University from 1982 to 1998.

        William S. Geyer is a Managing Director and Head of Platforms. He joined our Company in 2011 and is responsible for ITG's suite of Order Management Systems, Execution Management Systems, and connectivity products. Most recently, he was CEO of JonesTrading and prior to that ran Citigroup's global alternative execution businesses and managed equity trading at Barclays Global Investors.

        P. Mats Goebels is a Managing Director, and General Counsel and Corporate Secretary. He joined our Company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

        Michael Marrale is a Managing Director and Head of Research Sales and Trading. He joined ITG in 2012 to lead the Company's research sales and high-touch trading operations. Prior to joining ITG, Mr. Marrale spent ten years at RBC Capital Markets ("RBC") where he served in multiple roles, including Portfolio Manager, Head of Sector Strategy, Director of Equity Sales, and most recently, Head of Sales Trading. Prior to RBC, he held various positions at Lehman Brothers and Prudential Securities.

        Peter A. Goldstein is a Managing Director and Head of Human Resources. Prior to joining ITG in September 2007, Mr. Goldstein was the Head of Human Resources for RREEF, the Alternative Investments Division of Deutsche Bank. Mr. Goldstein began his career in 1987 at Laventhol & Horwath, a public accounting firm and subsequently spent nine years in human resources at JPMorgan, both in the United States and abroad.

        David L. Meitz is a Managing Director and Chief Technology Officer responsible for Software Development, Technology and Trading Support Services and Information Security/Business Continuity. He joined our Company in 2002 from Reuters America, Inc. ("Reuters") where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc., a wholly-owned subsidiary of Reuters.

        James P. Selway III is a Managing Director and Head of Electronic Brokerage and Sales. He joined our Company in 2010 and is responsible for ITG's POSIT® crossing network, as well as the Company's smart routing, algorithmic trading, and derivatives products. Prior to joining ITG, Mr. Selway was co-founder of White Cap Trading. He previously served as Chief Economist at Archipelago and worked in equity derivatives research at Goldman Sachs.

        Nicholas Thadaney is a Managing Director and Chief Executive Officer of ITG Canada. Mr. Thadaney joined ITG as Director of Sales in Canada in 2000 and was appointed Chief Executive Officer of ITG Canada in 2005. Prior to joining ITG, Mr. Thadaney was Vice President and Head of Business Development & International Equities at T.D. Securities. He has also held positions at C.T. Securities and First Canada Securities International.

        Steven R. Vigliotti is a Managing Director and our Chief Financial Officer. Mr. Vigliotti joined ITG in 2010 from NYFIX (which was acquired by NYSE Technologies, Inc. in 2009), where he served as Chief Financial Officer since January 2006. Prior to joining NYFIX, he was CFO, Treasurer and Chief Accounting Officer of Maxcor Financial Group (which was acquired by BGC Partners in 2005) and was CFO for a number of its Euro Brokers inter-dealer brokerage subsidiaries. Mr. Vigliotti began his career in public accounting and was an Audit Partner in BDO Seidman's financial services group.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Overview.    Our Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") reviews and approves the compensation philosophy, policies and plans for the senior executive team of ITG which includes our "named executive officers" together with the other members of the Executive Committee. For 2012, our "named executive officers" were (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three most highly-compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving as executive officers as of December 31, 2012. In this section of the Proxy Statement, we will

(a) provide an overview of our executive compensation philosophy, including our objectives, (b) describe the material elements of the executive compensation program for these named executive officers and (c) explain how and why our Compensation Committee arrives at specific compensation decisions and policies.

        Consideration of 2012 Say-on-Pay Advisory Vote.    At our 2012 Annual Meeting, stockholders expressed support for the compensation of our named executive officers, with approximately 75% of the votes cast for the "say-on-pay" advisory (non-binding) resolution approving our executive compensation. The Compensation Committee interpreted such vote as an endorsement of the Company's compensation philosophy, programs, practices and actions by a substantial majority of our stockholders. The Compensation Committee took into account the stockholders' endorsement of its past compensation decisions in addition to the other factors noted below in making its compensation decisions for the 2012 performance year. It will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions.

        Executive Summary.    As we disclosed in our 2012 Annual Report, during 2012, and in particular the second half of the year, trading activity declined sharply in North America, Europe and most of the Asia Pacific regions reducing our revenues and profitability. In the face of this decline, we were able to mitigate the impact of lower U.S. market-wide volumes during the year through growth in our sell-side volumes. Although the revenue per share on our incremental sell-side volume is substantially lower than the rates we derive from our active fund manager clients, the incremental revenue, together with revenues from our investment research products, our improved European results, and our cost management efforts lessened the impact of the unfavorable economic environment on our profitability.

        Our compensation program for our named executive officers is designed to link the executives' compensation as closely as possible with the Company's performance and thereby to align the executives' interests with those of our stockholders. The Company's performance in 2012 significantly impacted the Compensation Committee's decisions for 2012 for all of our executive officers. Specifically, and as further described below, the Compensation Committee reduced Mr. Gasser's total variable incentive compensation for 2012 by approximately 56% as compared to 2011. For the other named executive officers, the total variable incentive compensation reduction for 2012 ranged from 30% - 50%. While we do not have specific variable incentive compensation targets, these figures are well below historical and competitive peer group benchmarks. The actual amounts paid were based on the Compensation Committee's evaluation of Company performance as previously mentioned, including a corporate scorecard containing several key financial and non-financial objectives, in addition to various other factors such as individual performance assessments and compensation market data, in each case as more fully described on pages 21-24 below.

        Finally, we believe that we have created a true pay-for-performance environment. During 2012, the Committee compared (a) the actual value of compensation awarded to our Chief Executive Officer for prior performance years (2008 - 2011) with (b) the actual intrinsic value of compensation realizeable by our Chief Executive Officer for each of those years. We believe this comparison is important because a significant portion of awarded compensation is an incentive for future performance and realizable only if the Company meets or exceeds applicable performance measures. As a result of this evaluation, the Committee validated the strong linkage between Company performance and actual compensation realizeable.

COMPENSATION PHILOSOPHY

        Attracting and retaining exceptional individuals who share our firm's vision, passion and values is essential to the success of our Company. By placing equal importance on skill set and mind set, we find and foster effective leaders who in turn seek to improve Company performance.

        Our executive compensation programs have four key objectives:

  •
  Maximize the long-term return to our stockholders;

  •
  Direct management to implement the Company's strategic goals and continuously improve Company performance over both the short- and long-term;

  •
  Align executive compensation levels with Company and individual performance; and

  •
  Provide a competitive performance-driven total compensation opportunity to attract and retain effective and motivated executives.

        To achieve these objectives, we have implemented an executive compensation program that is based on the following principal components of ongoing compensation:

  •
  Competitive total direct compensation (base salary and annual variable incentive compensation) to attract and retain key executives, aligned to experience, responsibilities and performance;

  •
  Compensation tied to the Company's financial performance, achievement of business objectives and individual performance measured against established criteria aligned with stockholder interests;

  •
  A stock compensation program (used primarily as part of our annual variable incentive compensation program) that is intended to align executive compensation with long-term stockholder interests;

  •
  Limited executive perquisites; and

  •
  Reasonable change-in-control benefits that protect the interests of stockholders and executives and are in line with industry practices.

COMPENSATION ELEMENTS

        Our executive compensation program is performance-based.    Our executive compensation program rewards our key executives for financial and business results that benefit our stockholders. The two principal elements of our compensation program are (1) base salary and (2) variable incentive compensation comprised of a mix of cash, performance-based and time-based long-term equity awards. In other words, our variable incentive compensation is typically delivered in three forms: (a) cash, (b) performance-vesting restricted stock units and (c) time-vesting restricted stock units. In 2012, at least 60% of our variable incentive compensation awards to our named executive officers was delivered in restricted stock units. The size of the total variable incentive compensation awards received by our key executives, including our Chief Executive Officer and each other named executive officer, is tied to Company and individual performance results for the year.

        Our additional pay-for-performance commitment policy.    On June 1, 2011, the Compensation Committee adopted an additional policy reflecting the Company's commitment to pay-for-performance for the executive compensation program of our named executive officers (the "Pay-for-Performance Commitment Policy"). Under this policy, at least 50% of the equity-based compensation (based on the number of shares underlying the award) awarded annually to our named executive officers are performance-based awards that are earned or become exercisable on the achievement of Company performance targets. The performance criteria, goals and rationale are set at the time of grant.

        Base salary.    The base salaries of the named executive officers for 2012, which are disclosed in the Summary Compensation Table below, are designed to attract and retain highly talented, dedicated and results-oriented executives. We establish base salary levels based on a number of factors including: the complexity and level of responsibility of the executive's position, an assessment of the executive's performance, historic salary practices, the desire to achieve a global compensation program with compensation processes that are consistent across geographic locations and competitive market data. We generally do not change base salaries to reflect "merit". Salary levels for named executive officers are only adjusted for (1) significant changes in role or responsibility and/or (2) significant shifts in market rates of pay.

        We did not increase the base salary level for any named executive officer in 2012.

        Our 2012 variable incentive compensation program.    The second principal element of our compensation system is a variable incentive compensation program, the payment under which is primarily driven by Company performance. To that end, in determining the variable incentive compensation amounts for the 2012 performance period, the Compensation Committee (i) heavily weighed the corporate scorecard containing several key financial and non-financial objectives and (ii) considered a variety of other factors, including individual performance assessments and compensation market data, in each case as more fully described on pages 21-24 below. The Committee does not exclusively rely on any one of these factors in making its determination.

        Each variable incentive compensation award for the 2012 performance year was paid in the form of cash (which is disclosed in the Summary Compensation Table) and an equity incentive under our Variable Compensation Stock Unit Award Program (the "Variable Stock Compensation Program"), which is a subplan under our Equity Plan as further described below. We believe that this mix of cash and equity awards appropriately balances the Company's short- and long-term performance objectives for the named executive officers, thus promoting short- and long-term stockholder value creation. Consistent with historical Company practice, variable incentive compensation awards are made in the fiscal year following the performance year when earned (i.e., amounts earned in 2012 were paid out (cash portion) and issued (restricted stock units portion) during the first quarter of 2013). Mr. Stevens did not receive an incentive award in respect of 2012; he received, or will receive, the payments set forth in his Separation Agreement as described below.

        While the Committee considered the corporate scorecard and other relevant factors described above to determine the actual amount and mix of variable incentive compensation to award Mr. Gasser for the 2012 performance year, a significant portion of such compensation was earned under our Pay-for-Performance Incentive Plan, which is a stockholder approved plan intended to preserve our tax deduction for compensation paid to our named executive officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). At the beginning of 2012, the Compensation Committee set the maximum amount that Mr. Gasser could earn under the Pay-For-Performance Incentive Plan for the 2012 performance year at 5.25% of the Company's pre-tax income (as adjusted to exclude non-operating or one-time items such as restructuring charges and asset impairments in accordance with the Company's historical practices). Based on the corporate scorecard and the other relevant factors, the Committee determined to provide Mr. Gasser with an award under the plan valued at $750,000, which was slightly less than the maximum amount payable of $772,000. As described below, this award was made in February 2013 entirely in the form of restricted stock units under our Variable Stock Compensation Program, with half of such restricted stock units subject to additional performance criteria that must be met in order for Mr. Gasser to earn the shares underlying the award. Similarly, the Committee set the maximum amount that Mr. Gasser could earn under the Pay-For-Performance Incentive Plan for the 2011 performance year at 5.25% of the Company's adjusted pre-tax income. The variable incentive compensation awards granted to Mr. Gasser in February 2012 for the 2011 performance year (which include the restricted stock units shown in the Stock Awards column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table) were less than the maximum amount as described in further detail in last year's proxy statement.

        Our Compensation Committee also retains the discretion to pay additional amounts of variable incentive compensation outside of our Pay-For-Performance Incentive Plan as appropriate. The Committee exercised this discretion with respect to Mr. Gasser for the 2012 compensation year for the reasons noted below under "Compensation Decision Factors and Compensation Determination—How and Why the Committee Determined our Named Executive Officers' Compensation for 2012".

        Description of our Variable Stock Compensation Program Awards.    The purpose of the Variable Stock Compensation Program is to provide an incentive to select members of senior management and key employees to increase the success of the Company by granting stock units for a portion of the variable incentive compensation to be earned. The stock units represent an equity interest in the Company to be acquired and held under the Variable Stock Compensation Program on a long-term, tax-deferred basis.

        In general, under the Variable Stock Compensation Program, each eligible participant (including, in respect of the 2012 performance year, all of the named executive officers (except for Mr. Stevens who received, or will receive, the payments as set forth in his Separation Agreement described below)) is granted a number of basic stock units on the date the year-end cash variable incentive compensation would otherwise be paid to the participant (that is, in early 2012 for the 2011 performance year and in early 2013 for the 2012 performance year) equal to (i) the amount by which the participant's variable compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the fair market value of a share of the Company's common stock on the date of grant. Each participant is also granted an additional number of matching stock units on the date of grant equal to 10% of the number of basic stock units granted as an offset to this mandatory deferred compensation payment. The percentage of matching units awards decreased from 20% to 10% beginning with the 2011 performance year as part of our cost reduction efforts and to preserve the number of shares available for the grant of awards in the future under our Equity Plan.

        In determining the amount of variable incentive compensation to be paid in equity for the 2012 performance year, the Compensation Committee considered market data ranges and decided to maintain the equity portion of variable incentive compensation at 60% for all of the named executive officers (except for Mr. Gasser who received his entire award under our Pay-for-Performance Incentive Plan as an equity award, which amounted to 75% of his total variable incentive compensation for 2012 (an increase compared to the 60% received for the 2011 performance year)) to continue to strongly align executive compensation with long-term stockholder value creation. Mr. Gasser received a greater portion of his variable incentive compensation in equity than the other named executive officers in light of his position as the Chief Executive Officer, and the Committee's decision to align an even greater percentage of his compensation with stockholder interests in light of the business challenges faced by the Company in 2012. Applying our Pay-for-Performance Commitment Policy described above, the equity incentive awards were then split such that each named executive officer received (i) half of his award as basic and matching units subject to time-based vesting terms described below ("Time-based Restricted Stock Unit Awards") and (ii) the remaining half as basic and matching units subject to an extended vesting period and additional performance criteria (the "Market-based Restricted Stock Unit Awards"). The specific amounts of these awards are set forth in the supplemental table on the following page.

        For the Time-based Restricted Stock Unit Awards, (i) basic stock units vest in equal installments on each of the first, second and third anniversaries of the date of grant and (ii) matching stock units vest 100% on the third anniversary of the date of grant, in each case if the participant remains continuously employed by the Company through each applicable vesting date. For the Market-based Restricted Stock Unit Awards, (i) one third of the basic units will vest on each of the second, third and fourth anniversaries of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date and (ii) the matching units will vest on the fourth anniversary of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding such fourth anniversary is greater than the 90-day average of the Company's common stock price preceding the grant date. To the extent that the stock price performance metric is not met on any given vesting date, the stock units that were eligible to vest on such vesting date are forfeited. Once vested, both the basic and matching units related to the Time-based Restricted Stock Unit Awards and the Market-based Restricted Stock Unit Awards will be settled in shares of our common stock within 30 days after each applicable vesting date. Due to tax considerations, basic and matching stock units related to both Time-based Restricted Stock Unit Awards and Market-based Restricted Stock Unit Awards granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

        Equity awards for the 2011 performance year, which are set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, were granted in early 2012. As described in last year's proxy, in determining the amount of variable compensation to be paid as equity for the named executive officers, the Compensation Committee considered market data ranges and split variable incentive compensation such that each of the named executive officers (including Mr. Gasser) received 60% of his variable compensation as equity awards, with the remaining portion paid in cash. In addition, pursuant to our Pay-for-Performance Commitment Policy described above, equity awards in 2011 were split such that half of such awards were Time-based Restricted Stock Unit Awards and the other half were Market-based Restricted Stock Unit Awards.

        The discussion of our equity program above is relevant to understanding the Committee's compensation decisions in respect of both the 2012 performance year as well as the 2011 performance year. Please note that the Securities and Exchange Commission's ("SEC") compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the last year (2012 in this case). Accordingly, the numbers shown in the Summary Compensation Table and Grants of Plan-Based Awards Table show the equity awards granted during the 2012 calendar year in respect of the 2011 performance year. In light of the SEC's current compensation disclosure rules, we have provided the following table which sets forth the variable incentive compensation awards granted to our named executive officers (except for Mr. Stevens who received, or will receive, the payments set forth in his Separation Agreement as described below) by the Compensation Committee in February 2013 for the 2012 performance year:

Name	Cash ($)	Grant Date Face Value of Time-based Restricted Stock Unit Awards (Basic Units) ($)(1)(2)	Grant Date Face Value of Time- based Restricted Stock Unit Awards (Matching Units) ($)(1)(2)	Grant Date Face Value of Market- based Restricted Stock Unit Awards (Basic Units) ($)(1)(2)	Grant Date Face Value of Market- based Restricted Stock Unit Awards (Matching Units) ($)(1)(2)	Total ($)
Robert C. Gasser	250,000	375,000	37,500	375,000	37,500	1,075,000
Steven R. Vigliotti	170,000	127,500	12,750	127,500	12,750	450,500
Robert J. Boardman(3)	175,305	126,632	12,663	126,632	12,663	453,895
Nicholas Thadaney(4)	291,167	213,168	21,317	213,168	21,317	760,137

(1)
The amounts shown in these columns represent the aggregate grant date face value of the Time-based Restricted Stock Unit Awards and Market-based Restricted Stock Unit Awards based on the closing price of our common stock on the grant date, which amount was used to determine the number of shares subject to such awards pursuant to the terms of the Variable Stock Compensation Plan. As such, in fulfillment of the additional Pay-for-Performance Commitment Policy we adopted on June 1, 2011, each of Messrs. Gasser, Vigliotti, Boardman and Thadaney received 50% of his equity-based compensation for the 2012 performance year (based on the number of shares subject to these awards) as Market-based Restricted Stock Unit Awards, subject to the additional performance criteria as described above.

(2)
The amounts shown below represent the aggregate grant date fair value of the Time-based Restricted Stock Unit Awards and Market-based Restricted Stock Unit Awards as determined pursuant to the Financial Accounting Standards Board ("FASB") ASC Topic 718, which, pursuant to the SEC's current compensation disclosure rules will be the amounts set forth in next year's Summary Compensation Table. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2012 Annual Report, which are incorporated herein by reference.

Name	FASB Grant Date Fair Value of Time-based Restricted Stock Unit Awards (Basic Units) ($)	FASB Grant Date Fair Value of Time-based Restricted Stock Unit Awards (Matching Units) ($)	FASB Grant Date Fair Value of Market- based Restricted Stock Unit Awards (Basic Units) ($)	FASB Grant Date Fair Value of Market- based Restricted Stock Unit Awards (Matching Units) ($)
Robert C. Gasser	375,000	37,500	284,525	28,710
Steven R. Vigliotti	127,500	12,750	96,739	9,764
Robert J. Boardman(3)	126,632	12,663	96,080	9,698
Nicholas Thadaney(4)	213,168	21,317	213,168	21,317

(3)
Mr. Boardman's cash variable incentive compensation award was converted from GBP to USD at the following exchange rate: 0.6309 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year. Mr. Boardman's Time-based Restricted Stock Unit Award and Market-based Restricted Stock Unit Award (both basic and matching units) were converted from GBP to USD at the following exchange rate: 0.6551 GBP:1 USD, which exchange rate represents the exchange rate on the grant date.

(4)
Mr. Thadaney's cash variable incentive compensation award was converted from CAD to USD at the following exchange rate: 0.9994 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year. Mr. Thadaney's Time-based Restricted Stock Unit Award and Market-based Restricted Stock Unit Award (both basic and matching units) were converted from CAD to USD at the following exchange rate: 1.0238 CAD:1 USD, which exchange rate represents the exchange rate on the grant date.

        Legacy Equity Awards.    Certain equity awards disclosed in the Options Exercised and Stock Vested Table and the Outstanding Equity Awards Table were granted several years ago and are further described in either the narrative or footnotes following such Tables. As a result of the ITG stock price performance, 66% of the Market-based Restricted Stock Unit Award granted to Mr. Gasser in February 2010 (for the 2009 compensation year) has been forfeited because the performance criteria outlined above were not met. Any currently outstanding grants of Market-based Restricted Stock Unit Awards, including the balance of the Market-based Restricted Stock Unit Award granted to Mr. Gasser in February 2010, and those awards granted to the named executive officers (including Mr. Gasser) in 2012 and 2013, will be forfeited unless the stock price exceeds the performance criteria outlined above.

        Stock Ownership Guidelines.    Effective January 1, 2011, the Compensation Committee replaced our share retention program with new executive stock ownership guidelines. The guidelines require that each member of the Executive Committee own significant amounts of ITG stock based on the following multiples of annual base salary:

  •
  the Chief Executive Officer: a multiple of five times base salary;

  •
  each line of business executive: a multiple of three times base salary; and

  •
  each staff executive (including the Chief Financial Officer): a multiple of two times base salary.

        On the date that the executive satisfies the required multiple of base salary based on the closing price of the Company's common stock on such date, the number of shares required to be held by the executive to comply with these guidelines is fixed based on such closing price. Each executive has five (5) years from January 1, 2011 or the date of hire or promotion, whichever is later, to achieve his ownership guideline. Executives not yet in compliance with the guidelines are generally required to retain at least 50% of the after-tax value received from the vesting of restricted stock (or stock unit) awards until the applicable ownership guidelines (as set forth above) are met. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. With limited exception, shares that are deemed "owned" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are counted towards satisfaction of these guidelines.

        These guidelines are intended to align further the interests of senior management with the interests of stockholders and lessen any appearance of an incentive for management to seek unsustainable short-term increases in our stock price.

        As of December 31, 2012, each member of the Executive Committee was either in compliance with, or on target to meet, his ownership guideline.

        Anti-Hedging Policy.    Our employees and non-employee directors are prohibited from short selling ITG stock, engaging in options transactions in the market where the underlying security is an ITG security or engaging in hedging or monetization transactions that have the purpose or effect of limiting the employee's ability to profit from an increase in the market price of ITG securities or providing to the employee an opportunity to profit from a decrease in the market price of ITG securities. These prohibitions further ensure that employees share in the risks and rewards of the ownership of our stock.

        Clawbacks.    We continue to monitor the rulemaking actions of the SEC with respect to the development, implementation, and disclosure of clawback policies and procedures. It is our intention to adopt clawback provisions/policies in the future as required by applicable law, including the Dodd-Frank Act. In anticipation of such mandates, since 2011, our equity award grant forms under the Equity Plan subject equity grants to any clawback policies that we will implement in the future.

        Executive Perquisites.    It is our policy not to provide executive perquisites and special benefits unless they are reasonable and business-related. For 2012, perquisites for each named executive officer, other than Mr. Stevens, totaled less than the disclosure threshold of $10,000. More specifically, and as disclosed in the "All Other Compensation" column of the Summary Compensation Table, in light of Mr. Stevens' overseas assignments, the Company provided him with certain additional benefits.

        Retirement Benefits.    Our named executive officers, other than Messrs. Boardman and Thadaney, are eligible to participate in our tax-qualified Retirement Savings Plans on the same basis as all other U.S.-based full-time employees. Messrs. Boardman and Thadaney participate in ITG Europe's Retirement Savings Plan and ITG Canada's Group Registered Retirement Savings Plan, respectively, in each case on the same basis as all other employees of such affiliate. We do not maintain any supplemental executive retirement plans.

        Severance and Change-in-Control Agreements.    The Company maintains change-in-control agreements for all named executive officers. Mr. Gasser is eligible for change-in-control benefits pursuant to the terms of his employment agreement described below. All other named executive officers are eligible for change-in-control related severance benefits that were approved by the Compensation Committee after extensive discussion and competitive research. They are designed to achieve the following objectives:

  •
  Promote senior management stability;

  •
  Retain key executives whose continued employment might be vulnerable following a change in control; and

  •
  Reflect competitive practices in the industry.

        The Compensation Committee believes that these agreements balance the important stockholder objectives of retaining an effective and motivated executive team in the event of a change in control.

        The agreements (which are described in greater detail below under Severance and Change-in-Control Arrangements) were intended by the Compensation Committee to provide reasonable benefits that reflect industry practices and include the following:

  •
  Severance payments require termination, either involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control;

  •
  Severance benefits equal to one or two times (depending on the executive's length of service on the Executive Committee) the sum of annual base salary plus average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years;

  •
  Terminated individuals also receive a pro rated portion of variable incentive compensation (based on the average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years) for the year of termination and health and welfare benefits for up to one or two years (depending on the executive's length of service on the Executive Committee) following the date of termination;

  •
  If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

  •
  Under no circumstances do we provide any tax-related payments such as excise tax gross-ups.

        In addition, under each of the named executive officer's equity award agreements, all unvested equity awards vest immediately upon a change in control, with performance-based awards vesting at the 100% level.

        ITG has no plans or agreements in place for named executive officers regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of the one described below for Mr. Gasser in the Employment Arrangements and Severance and Change-in-Control Arrangements sections. In the event of the termination of a named executive officer not covered by an employment arrangement, severance benefits (if any) are negotiated as deemed necessary or advisable by the Compensation Committee.

        Employment Arrangements.    On September 15, 2006, Mr. Gasser entered into an employment agreement, which was later amended on August 6, 2008 and April 20, 2010. Other than the provisions related to severance outside of a change in control (which are described below under Severance and Change-in-Control Arrangements), the elements of, and the factors used by the Compensation Committee in determining, Mr. Gasser's compensation are generally consistent with the compensation structure in place for our other key executives. Mr. Gasser's severance benefits outside of a change in control were set as a result of arms' length negotiations between Mr. Gasser and the Company.

        Separation Agreement with David Stevens.    As previously disclosed, on December 24, 2012, the Company and Mr. Stevens entered into an agreement (the "Separation Agreement") pursuant to which they mutually agreed that, effective January 31, 2013, Mr. Stevens resigned from all of his positions with the Company and its subsidiaries. In light of the fact that this was a mutual separation, the payments and benefits made to Mr. Stevens under the Separation Agreement were less than payments and benefits previously made to similarly-situated executives. The main terms of this Separation Agreement are described in greater detail below under Severance and Change-in-Control Arrangements.

COMPENSATION DECISION FACTORS AND COMPENSATION DETERMINATION—HOW AND WHY THE COMMITTEE DETERMINED OUR NAMED EXECUTIVE OFFICERS' COMPENSATION FOR 2012

        In determining total compensation amounts, including the mix of base salary and variable incentive compensation (whether in the form of cash or equity), the Compensation Committee (i) evaluates the corporate scorecard containing several key financial and non-financial objectives, (ii) completes a performance assessment for each named executive officer, (iii) reviews market compensation data and (iv) reviews other factors such as aggregate variable compensation costs, internal pay equity and prior years' compensation, in each case, as further described below.

        The corporate scorecard.    At the beginning of the 2012 fiscal year, the Compensation Committee worked with McLagan, an Aon Hewitt company, the Compensation Committee's compensation consultant ("McLagan"), and in consultation with management, to review and revise the previously-established corporate scorecard (1) containing several key financial and non-financial strategic objectives for the Company and (2) comparing the Company's financial performance relative to its peer group. The Compensation Committee decided that, for 2012, the objectives should be aggressive and focus on establishing specific metrics tied to business initiatives. As a result, the Committee adopted a scorecard with the following objectives: (a) delivering stockholder value by achieving various financial targets, including those related to revenues, earnings per share and pre-tax margins, (b) achieving specific financial targets related to various businesses, (c) executing on the Company's product and strategic initiatives and (d) retaining key employees. The metrics selected to assess the Company's financial performance relative to its peer group include:

  •
  total revenues

  •
  earnings per share

  •
  pre-tax income and net income

  •
  return on equity and

  •
  stockholder return

        These objectives and metrics were selected because the Compensation Committee believes that such measures demonstrate the overall operating performance of the Company and are widely recognized as industry benchmarks that translate into increased stockholder value.

        The Compensation Committee reviewed the scorecard quarterly. Placing significant emphasis on the achievement level of the various objectives and metrics collectively, the Committee used its judgment in determining the appropriate level of compensation. The Compensation Committee did not quantify, rank or assign relative weight to various objectives or metrics included on the corporate scorecard, but instead evaluated the level of achievement of the measures as a whole. In 2012, our business was affected by challenging economic and regulatory conditions as further described in our 2012 Annual Report. The Committee considered the scorecard in the context of this challenging environment, which negatively impacted ITG's performance on virtually every measure in the scorecard. As such, total direct compensation for 2012 to the named executive officers, in the aggregate, significantly decreased year-over-year, falling well below the 25th percentile of market compensation levels provided by McLagan. The Committee's decision to implement such reductions evidence its commitment and underlying philosophy to align compensation to the achievement of Company performance measures.

        Performance assessment.    At the beginning of each year, our board of directors approves performance measures and objectives for the Company and our Chief Executive Officer, and our Chief Executive Officer approves the performance measures and objectives for each of his direct reports (including each named executive officer). In determining the actual compensation paid to each named executive officer, the Compensation Committee completes a final annual performance assessment for our Chief Executive Officer and reviews with the Chief Executive Officer his assessment of each named executive officer annually starting in December of the relevant performance year through January and February of the following year. While the Chief Executive Officer's evaluation carries significant weight, the Compensation Committee reaches its own independent viewpoint on each named executive officer's performance and makes its compensation decisions accordingly.

        Factors used by the Compensation Committee in assessing the performance of our Chief Executive Officer.    The Committee uses a detailed assessment in evaluating the performance of our Chief Executive Officer. Among other factors, this assessment covers key financial and business accomplishments for 2012. The assessment also includes our progress in: improving key business metrics; implementing strategic initiatives; investments in technology and new business initiatives; and improving the strength of our control and operating environments. The Committee also considers our Chief Executive Officer's leadership achievements in areas such as workforce engagement and talent management.

        The Compensation Committee believes that Mr. Gasser performed well in 2012 by (1) the successful implementation of the cost reduction initiative in 2012 which is expected to generate annual cost savings of approximately $20 million, or $0.32 per share after taxes, (2) launching a focused review of the various business activities in each region intended to better align costs and yield incremental saving, and (3) demonstrating strong leadership as evidenced by the retention of key talent, despite the business challenges faced by the Company in 2012.

        Despite these positive aspects of Mr. Gasser's performance, for 2012, the Committee chose to reduce his total variable incentive compensation, including the proportion of variable cash compensation, in light of the Company's financial results and stockholder returns in 2012. In addition to the equity award Mr. Gasser received under the Pay-for-Performance Incentive Plan, the Committee approved a $250,000 discretionary cash variable incentive award (as shown in the Summary Compensation Table) in light of the achievements noted above, which still represents a 72% reduction in variable incentive cash compensation as compared to 2011. In addition, Mr. Gasser's total variable incentive compensation in 2012 (discretionary cash award and equity incentive granted under our Pay-For-Performance Incentive Plan as described above), represents an approximate 56% year-over-year decrease, which also demonstrates the strong link between Company performance in 2012 and compensation.

        Factors used by the Compensation Committee in assessing the performance of the other named executive officers.    Just as the Committee assesses the performance of our Chief Executive Officer, our Chief Executive Officer assesses the performance of each other named executive officer. Mr. Gasser evaluated the performance of each named executive officer on many of the same factors we described for the Chief Executive Officer because these factors are important to the Company's short-term and long-term objectives and reflect the functions over which the executives have responsibility. Such factors include, among others: contribution to the achievement of Company financial performance, such as pre-tax income and revenue; improvement in business metrics such as client growth and retention; achievement of business objectives; the development of new products and solutions for our clients; improvement in controls and efficiencies in our operating environment; and achievement in leadership in areas such as workforce engagement and talent management. Mr. Gasser discussed his evaluation of the performance of each named executive officer with the Committee. The Committee questioned and discussed each named executive officer's performance with Mr. Gasser. As discussed above, while overall pay was reduced for all of the named executive officers, Mr. Boardman, as a result of this performance assessment, was compensated for his impact on the 2012 business results achieved in the European region.

        No one factor, by itself, determines the Compensation Committee's assessment of a named executive officer's performance and the Committee considers many different factors in assessing the performance of each named executive officer. The Compensation Committee does not use a rigid set of rules for determining the relative importance of these factors. The Compensation Committee emphasizes and weighs performance factors differently for each named executive officer based on its view of such factors.

        Market data review.    McLagan provided compensation market data to the Compensation Committee for each named executive officer's position. The sources of the market data included survey data for comparable industry positions and proxy disclosures by companies included in our peer group noted below. McLagan used survey data that is appropriate to the executive officer's position and responsibility and consistent with ITG's size, type and mix of businesses and the sectors in which we compete for executive talent. To help in analyzing the market data, McLagan established a total direct compensation market range for each named executive officer position.

        The market ranges helped the Compensation Committee in assessing the competitive placement relative to market range of our named executive officers' total direct compensation for 2012. Such assessment considered the scope, complexity and responsibility of the executive's position in relation to positions in the data sources. The Compensation Committee exercised its judgment in interpreting the market ranges provided by McLagan. A named executive officer's actual positioning relative to that market range is a result of the Compensation Committee's assessment of the corporate scorecard, in addition to the Company and individual performance factors, we describe above. The compensation market data and ranges provide only a reference point for the Compensation Committee. As with all of the compensation decision factors in this section, the market data and ranges do not, by themselves, directly determine a named executive officer's total direct compensation. Depending upon Company, business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. As a result of the Company's performance results, the Committee awarded, in the aggregate, total direct compensation to the named executive officers for 2012 that fell well below the 25th percentile of market compensation levels provided by McLagan. These pay levels were also well below historic rates paid to ITG's senior executive officers.

        Our peer group.    Although no single Company included in the peer group is exactly comparable to ITG in every respect, the Compensation Committee uses the peer group to validate the range of competitive pay. In selecting the companies for our peer group, the Compensation Committee considered the following factors, among others: business focus with an emphasis on technology; industry; size; capital structure; whether the Company competes against us for executive talent and financial performance. The selection of actual peers was drawn from our financial technology industry segment, with comparable businesses activities, and firm size, which includes multiple measures such as revenue, number of employees, market capitalization and pre-tax net income. As a result of this analysis, the peer group of nine companies used for 2012 compensation purposes was as follows:

  BGC Partners, Inc.
  CBOE Holdings, Inc.
  FXCM, Inc.
  GFI Group Inc.
  IntercontinentalExchange Inc.
  Knight Capital Group Inc.
  MarketAxess Holdings, Inc.
  Penson Worldwide, Inc.
  TMX Group, Inc.

        We are sensitive to the fact that the size of the peer group has shrunk in recent years due to the delisting and/or merger of MF Global Holdings Ltd., optionsXpress Holdings, Inc., and TradeStation Group, Inc.

        With McLagan's help, the Compensation Committee reviews the composition of the peer group, as appropriate, and may make changes to it in the future in response to such factors as changes in the mix of the Company's business segments or major changes in the ownership structure or financial viability of a peer Company.

        Other Factors Considered.    In addition to the corporate scorecard, the performance assessment considered by the Compensation Committee in setting compensation levels and compensation market data, the Compensation Committee considers such additional factors as:

  •
  Aggregate cost of variable incentive compensation: the Compensation Committee compares the proposed cost of the aggregate variable incentive compensation pool for the Executive Committee to the prior years' cost.

  •
  Internal pay equity: the Compensation Committee compares the differences in total compensation from one executive to the other in order to assess internal equity.

  •
  The executive's prior years' compensation: the Compensation Committee compares proposed compensation with actual prior years' compensation to ensure that any increases in compensation (of which there were none for the named executive officers for 2012 compensation) are the result of growth in performance.

 IMPACT OF REGULATORY REQUIREMENTS

        In making executive compensation decisions, the Compensation Committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the Compensation Committee's decisions in the following ways:

  •
  Internal Revenue Code Section 162(m):  Section 162(m) of the Internal Revenue Code can potentially disallow a federal income tax deduction to us for compensation over $1 million paid to our Chief Executive Officer and our other most highly compensated named executive officers who are subject to Section 162(m). One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to "performance-based compensation" paid pursuant to a stockholder-approved plan.

    The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the Company generally intends to consider whether to structure grants to meet the exception under Section 162(m) for qualified performance-based compensation, thus avoiding the potential loss of a tax deduction due to the $1 million limitation on deductibility under Section 162(m), it reserves the right to pay amounts that are not deductible in such circumstances as it determines appropriate. In establishing our cash and equity variable incentive compensation awards, the Company considered the tax and accounting implications of the awards, but determined the awards primarily by their effectiveness in providing maximum alignment with the Company's key strategic objectives identified above.

  •
  Internal Revenue Code Section 409A:  The Compensation Committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A.

  •
  Accounting Treatment:  In determining equity awards granted as part of 2012 compensation, the Compensation Committee considered the potential expense of those awards and the impact on earnings per share. The Compensation Committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

J. William Burdett, Chair
Kevin J.P. O'Hara
Maureen O'Hara
Steven S. Wood

Executive Compensation

Summary Compensation Table

        The following table sets forth the compensation for 2010, 2011 and 2012 of our named executive officers (except for Mr. Boardman who was not a named executive officer in 2010 and 2011).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)
Robert C. Gasser,	2012	750,000	250,000	(3)	1,236,653	—	—	—	2,236,653
President and Chief	2011	750,000	—		—	1,375,000	900,000	—	3,025,000
Executive Officer	2010	750,000	—		1,811,226	—	1,375,000	7,350	3,943,576
Steven R. Vigliotti,	2012	500,000	170,000	(3)	412,228	—	—	5,000	1,087,228
Managing Director and Chief	2011	500,000	300,000		540,000	—	—	7,350	1,347,350
Financial Officer	2010	500,000	450,000		500,000	—	—	9,800	1,459,800
Robert J. Boardman,	2012	435,884	175,305	(3)	340,985	—	—	26,783	978,957
Managing Director and Chief	2011	—	—		—	—	—	—	—
Executive Officer of ITG Europe(4)	2010	—	—		—	—	—	—	—
Nicholas Thadaney,	2012	400,230	291,167	(3)	962,986	—	—	7,004	1,661,387
Managing Director and Chief	2011	404,400	588,402		967,400	—	—	7,077	1,967,279
Executive Officer of ITG Canada(5)	2010	388,160	776,320		565,376	—	—	9,309	1,739,165
David J. Stevens,	2012	508,252	—		660,810	—	—	296,579	1,465,641
Former Managing Director and Head	2011	446,621	491,182		672,160	—	—	253,999	1,863,962
of U.S. & Latin America Sales &	2010	392,906	538,851		469,981	—	—	140,688	1,542,426
Trading(4)

(1)
The amounts shown in column (e) represent the aggregate grant date fair value of the restricted stock unit awards granted to each of the named executive officers during each year, as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2012 Annual Report, which are incorporated herein by reference. See the narrative discussion and footnotes following the Grants of Plan-Based Awards Table for more information about awards granted in 2012.

(2)
Except as specifically noted below, the amount of (or incremental cost to the Company with respect to) any of the elements of compensation included in column (h) did not exceed (x) in the case of any personal benefit or perquisite, $25,000, or (y) in the case of any other element of compensation, $10,000.

Name	Company Contributions to Defined Contribution Plans
Steven R. Vigliotti	$5,000	*
Robert J. Boardman	$26,783	**
Nicholas Thadaney	$7,004	***
David J. Stevens	$17,832	**

*
Under our Retirement Savings Plans, we match 50% of employee contributions up to a maximum of 2% of the employee's eligible compensation per year and we may make a discretionary profit sharing contribution that can vary from 0-8% of the employee's eligible compensation per year. For 2012, the Company did not make a discretionary profit sharing contribution.

**
The amount shown represents the Company's retirement contribution to Messrs. Boardman and Stevens pursuant to the ITG Europe Retirement Savings Plan. Specifically, this amount consists of the following Company contributions: (1) 10% of the participant's salary up to a maximum salary of GBP150,000 and (2) a 7% match on any elective employee pre-tax contributions.

***
The amount shown represents the Company's retirement contribution to Mr. Thadaney pursuant to ITG Canada's Group Registered Retirement Savings Plan, which amount represents a one-time annual base contribution of $3,502 and a 100% match of any employee contributions up to $3,502.

  In addition to the retirement contribution described above, the Company provided Mr. Stevens with the following additional benefits in connection with his overseas assignments and pursuant to the terms of his offer letter: (a) $180,000 in housing allowance payments, (b) $71,482 for airfare and related travel expenses for him and his immediate family and (c) the remainder representing tax consultation fees in accordance with our international transfer policy.

(3)
As discussed in the Compensation Discussion and Analysis above, the Compensation Committee takes into account performance and other factors in making a determination of these award amounts.

(4)
Mr. Boardman's and Mr. Stevens' base salary, bonus and all other compensation amounts were converted from GBP to USD at the following exchange rate: 0.6309 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year.

(5)
Mr. Thadaney's base salary, bonus and all other compensation amounts were converted from CAD to USD at the following exchange rate: 0.9994 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year.

Grants of Plan-Based Awards Table

        The table set forth below lists each grant or award made in 2012 to any of the named executive officers under any of the Company's equity and non-equity incentive plans.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)
											Grant Date Fair Value ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert C. Gasser	2/23/12	—	—	—	—	65,477	—	—	—	—	494,153
	2/23/12	—	—	—	—	—	—	65,477	—	—	742,500
Steven R. Vigliotti	2/23/12	—	—	—	—	21,827	—	—	—	—	164,728
	2/23/12	—	—	—	—	—	—	21,827	—	—	247,500
Robert J. Boardman	2/23/12	—	—	—	—	18,054	—	—	—	—	136,253
	2/23/12	—	—	—	—	—	—	18,054	—	—	204,732
Nicholas Thadaney	2/23/12	—	—	—	—	42,460	—	—	—	—	481,493
	2/23/12	—	—	—	—	—	—	42,460	—	—	481,493
David J. Stevens	2/23/12	—	—	—	—	34,988		—	—	—	264,053
	2/23/12	—	—	—	—	—	—	34,988	—	—	396,757

(1)
As discussed in greater detail in our Compensation Discussion and Analysis above and the narrative below this table, the maximum total variable incentive compensation award that could have been made to Mr. Gasser under our Pay-For-Performance Incentive Plan for 2012 was 5.25% of the Company's pre-tax income (as adjusted to exclude non-operating or one-time items such as restructuring charges and asset impairments in accordance with the Company's historical practices). For the 2012 performance period, the Compensation Committee determined to pay Mr. Gasser $750,000 which was slightly less than the maximum award payable as further described in the Compensation Discussion and Analysis above. The variable incentive compensation awards that could have been made to the other named executive officers (other than Mr. Stevens) were not subject to maximum limitations because such executive officers were not subject to Section 162(m) of the Internal Revenue Code and therefore not part of our Pay-for-Performance Incentive Plan. Mr. Stevens did not receive an incentive award in respect of 2012; he received, or will receive, the payments set forth in his Separation Agreement as described below.

(2)
Shares subject to these restricted stock units (including both basic and matching units) were granted as Market-based Restricted Stock Unit Awards (as described in the narrative discussion following this table) under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2011 performance. Such awards provide only for a single estimated payout. For more information relating to these units, see the narrative discussion following this table.

(3)
Shares subject to these restricted stock units (including both basic and matching units) were granted as Time-based Restricted Stock Unit Awards (as described in the narrative discussion following this table) under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2011 performance. For more information relating to these units, see the narrative discussion following this table.

(4)
Reflects the aggregate grant date fair value of the awards as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2012 Annual Report, which are incorporated herein by reference.

Pay-For-Performance Incentive Plan

        For Mr. Gasser, during the first quarter of 2012, the Compensation Committee, in order to preserve tax deductibility of compensation, set a maximum award under the Pay-For-Performance Incentive Plan and performance objectives upon which payment of the award would be conditioned. Although the Compensation Committee has no discretion to increase the amounts of awards previously established under the plan, the plan permits the Compensation Committee to reduce the amount of, or cancel, final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or otherwise. The Compensation Committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the Compensation Committee), the Compensation Committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant under the Pay-For-Performance Incentive Plan. During the first quarter of 2013, the Compensation Committee determined the extent to which Mr. Gasser's award was earned and performance objectives achieved, and the amount therefore payable to Mr. Gasser.

        Note that awards under this Pay-For-Performance Incentive Plan are paid only to the extent that the achievement of plan metrics allows for payment of such award.

 Variable Stock Compensation Program

        Under our Variable Stock Compensation Program, each eligible participant is granted a number of basic stock units on the date the year-end cash variable incentive compensation would otherwise be paid to the participant equal to (i) the amount by which the participant's variable incentive compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the fair market value of a share of the Company's common stock on the date of grant. The number of basic stock units granted to each named executive officer under the Variable Stock Compensation Program in 2012 was determined based upon the amount of 2012 variable incentive compensation awarded in equity divided by the closing price per share of our common stock on the NYSE on the grant date. Pursuant to the terms of the Variable Stock Compensation Program, each participant, in 2012, was granted an additional number of matching stock units on the date of grant equal to 10% of the number of basic stock units granted.

        Applying our Pay-for-Performance Commitment Policy, the equity incentive awards were then split such that each named executive officer received (i) half of his award as Time-based Restricted Stock Unit Awards and (ii) the remaining half as Market-based Restricted Stock Unit Awards. Specifically, with respect to the Time-based Restricted Stock Unit Awards, (i) basic stock units vest in equal annual installments on each of the first, second and third anniversaries of the date of grant and (ii) matching stock units vest 100% on the third anniversary of the date of grant, in each case if the participant remains continuously employed by the Company through each applicable vesting date. For the Market-based Restricted Stock Unit Awards, (i) one third of the basic units will vest on each of the second, third and fourth anniversaries of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date and (ii) the matching units will vest on the fourth anniversary of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding such fourth anniversary is greater than the 90-day average of the Company's common stock price preceding the grant date. If the stock price performance metric is not met on any given vesting date, the stock units that were eligible to vest on such vesting date are forfeited. Once vested, both the basic and matching units related to the Time-based Restricted Stock Unit Awards and the Market-based Restricted Stock Unit Awards will be settled in shares of our common stock within 30 days after each applicable vesting date. Due to tax considerations, basic and matching stock units related to both Time-based Restricted Stock Unit Awards and Market-based Restricted Stock Unit Awards granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

        Pursuant to the terms of Mr. Stevens' Separation Agreement, (1) all outstanding Time-based Restricted Stock Unit Awards and (2) one third of the basic units of the Market-based Restricted Stock Unit Awards, in each case granted under the Variable Stock Compensation Program that were not already vested as of January 31, 2013 will continue to vest as if Mr. Stevens continued in employment with the Company on each applicable vesting date (such vesting date being the same as the vesting dates for the named executive officers set forth in the immediately preceding paragraph) in accordance with the terms of the Variable Stock Compensation Program so long as he complies with certain restrictive covenants as further described below under Severance and Change-in-Control Arrangements.

Outstanding Equity Awards for Named Executive Officers at December 31, 2012

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Incentive Plans: Number of Nonvested Shares, Units or Other Rights Held (#)		Incentive Plans: Market or Payout Value of Nonvested Shares, Units or Other Rights Held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert C. Gasser	60,340	(1)	—		—	47.25	1/2/13	—		—	—		—
	64,244	(2)	128,489	(3)	—	18.71	2/23/19	—		—	—		—
	—		—		—	—	—	37,892	(4)	341,028	—		—
	—		—		—	—	—	—		—	23,682	(5)	213,138
	—		—		—	—	—	65,477	(6)	589,293	—		—
	—		—		—	—	—	—		—	65,477	(7)	589,293
Steven R. Vigliotti	—		—		—	—	—	24,120	(8)	217,080	—		—
	—		—		—	—	—	20,845	(9)	187,605	—		—
	—		—		—	—	—	21,827	(6)	196,443	—		—
	—		—		—	—	—	—		—	21,827	(7)	196,443
Robert J. Boardman	—		—		—	—	—	4,485	(4)	40,365	—		—
	—		—		—	—	—	19,558	(9)	176,022	—		—
	—		—		—	—	—	18,054	(6)	162,486	—		—
	—		—		—	—	—	—		—	18,054	(7)	162,486
Nicholas Thadaney	12,901	(1)	—		—	47.59	1/1/13	—		—	—		—
	—		—		—	—	—	14,877	(4)	133,893	—		—
	—		—		—	—	—	37,343	(9)	336,087	—		—
	—		—		—	—	—	42,460	(6)	382,140	—		—
	—		—		—	—	—	—		—	42,460	(7)	382,140
David J. Stevens	14,608	(1)	—		—	47.59	1/1/13	—		—	—		—
	—		—		—	—	—	12,367	(4)	111,303	—		—
	—		—		—	—	—	25,456	(9)	229,104	—		—
	—		—		—	—	—	34,988	(6)	314,892	—		—
	—		—		—	—	—	—		—	34,988	(7)	314,892

(1)–(3): The options disclosed in columns (b) and (c) became or become, to the extent the named executive officer remains employed through the applicable vesting date, fully exercisable on the following dates: (1) 1/2/2011, (2) 2/23/2012 and (3) half of this amount vested on 2/23/2013 and the other half will vest on 2/23/2014.

(4): These units represent the nonvested portion of the restricted stock units (basic and matching stock units) granted to the named executive officers in 2010 (for the 2009 performance year) pursuant to the Variable Stock Compensation Program and described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012). Messrs. Gasser, Boardman, Thadaney and Stevens were issued 14,210, 1,682, 5,579 and 4,638 matching units, respectively, which vested in full on 2/23/2013. The remaining units disclosed represent the nonvested portion of the basic units granted under the Variable Stock Compensation Program, which vested in full on 2/23/2013. Pursuant to the terms of the Variable Stock Compensation Program, and due to tax considerations, basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

Pursuant to the terms of Mr. Stevens' Separation Agreement, all outstanding Time-based Restricted Stock Unit Awards under the Variable Stock Compensation Program that were not already vested as of January 31, 2013 will continue to vest as if Mr. Stevens continued in employment with the Company on each applicable vesting date (such vesting date being the same as the vesting dates for the named executive officers set forth in the immediately preceding paragraph) in accordance with the terms of the Variable Stock Compensation Program so long as he complies with certain restrictive covenants as further described below under Severance and Change-in-Control Arrangements.

(5): These units represent the nonvested and nonforfeited portion of the restricted stock units (basic units) granted to Mr. Gasser in 2010 (for the 2009 performance year) pursuant to the Variable Stock Compensation Program and described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012). Under these Market-based Restricted Stock Unit Awards, the last remaining third of the units will vest on 2/23/2014 so long as Mr. Gasser remains employed through the applicable vesting date and the 90-day average of the Company's common stock price preceding 2/23/2014 is greater than the 90-day average of the Company's common stock price preceding the grant date. One third of such units was forfeited on 2/23/2012, and another one third was forfeited on 2/23/2013 because the market-based performance criteria described in the prior sentence were not achieved.

(6): These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2012 (for the 2011 performance year) pursuant to the Variable Stock Compensation Program and described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012). Messrs. Gasser, Vigliotti, Boardman, Thadaney and Stevens were issued 5,953, 1,985, 1,642, 3,860 and 3,181 matching units, respectively, which will vest in full on 2/23/2015 provided (except in the case of Mr. Stevens as noted below) the named executive officer remains employed through the applicable vesting date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program; one third of such units vested on 2/23/2013 and, provided the named executive officer remains employed through the applicable vesting date, the remainder will vest in equal installments on 2/23/2014 and 2/23/2015. Pursuant to the terms of the Variable Stock Compensation Program, basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

Pursuant to the terms of Mr. Stevens' Separation Agreement, all outstanding Time-based Restricted Stock Unit Awards under the Variable Stock Compensation Program that were not already vested as of January 31, 2013 will continue to vest as if Mr. Stevens continued in employment with the Company on each applicable vesting date (such vesting date being the same as the vesting dates for the named executive officers set forth in the immediately preceding paragraph) in accordance with the terms of the Variable Stock Compensation Program so long as he complies with certain restrictive covenants as further described below under Severance and Change-in-Control Arrangements.

(7): These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2012 (for the 2011 performance year) pursuant to the Variable Stock Compensation Program and described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012). Messrs. Gasser, Vigliotti, Boardman, Thadaney and Stevens were issued 5,953, 1,985, 1,642, 3,860 and 3,181 matching units, respectively, which will vest in full on 2/23/2016 provided (except in the case of Mr. Stevens as noted below) the named executive officer remains employed through the applicable vesting date and the 90-day average of the Company's common stock price preceding 2/23/2016 is greater than the 90-day average of the Company's common stock price preceding the grant date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program which will vest in equal installments on 2/23/2014, 2/23/2015 and 2/23/2016, provided the named executive officer remains employed through the applicable vesting date and the

90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date. Pursuant to the terms of the Variable Stock Compensation Program and due to tax considerations, basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

Pursuant to the terms of Mr. Stevens' Separation Agreement, only one third of the basic units related to these Market-based Restricted Stock Unit Awards will vest on 2/23/2014 as if Mr. Stevens continued in employment with the Company in accordance with the terms of the Variable Stock Compensation Program and the Market-based Restricted Stock Unit Awards so long as he complies with certain restrictive covenants as further described below under Severance and Change-in-Control Arrangements.

(8): These units represent the initial restricted stock unit award granted to Mr. Vigliotti pursuant to the terms of his offer letter. Such units vested in full on February 1, 2013. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012).

(9): These units represent the nonvested portion of the restricted stock units (basic and matching stock units) granted to the named executive officers in 2011 (for the 2010 performance year) pursuant to the Variable Stock Compensation Program and described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012). Messrs. Vigliotti, Boardman, Thadaney and Stevens were issued 4,811, 4,514, 8,618 and 5,875 matching units, respectively, which will vest in full on 2/23/2014 provided (except in the case of Mr. Stevens as noted below) the named executive officer remains employed through the applicable vesting date. The remaining units disclosed represent the nonvested portion of the basic units granted under the Variable Stock Compensation Program; one half of such units vested on 2/23/2013 and, provided the named executive officer remains employed through 2/23/2014, the remainder will vest. Pursuant to the terms of the Variable Stock Compensation Program and due to tax considerations, basic and matching stock units granted to employees of ITG Canada Corp. and its subsidiaries, including Mr. Thadaney, are settled by delivery of an equivalent amount of cash instead of shares of our common stock.

        Pursuant to the terms of Mr. Stevens' Separation Agreement, all outstanding Time-based Restricted Stock Unit Awards under the Variable Stock Compensation Program that were not already vested as of January 31, 2013 vested, or will continue to vest, as if Mr. Stevens continued in employment with the Company on each applicable vesting date (such vesting date being the same as the vesting dates for the named executive officers set forth in the immediately preceding paragraph) in accordance with the terms of the Variable Stock Compensation Program so long as he complies with certain restrictive covenants as further described below under Severance and Change-in-Control Arrangements.

Options Exercised and Stock Vested for 2012 for Named Executive Officers

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)(1)		Value Realized Upon Vesting ($)(2)
(a)	(b)	(c)	(d)		(e)
Robert C. Gasser	—	—	32,320		365,991
Steven R. Vigliotti	—	—	8,018		90,924
Robert J. Boardman	—	—	12,873		145,980
Nicholas Thadaney	—	—	37,377	(3)	417,272	(3)
David J. Stevens	—	—	26,884		309,662

(1)
The amounts shown in column (d) represent restricted stock units that vested in 2012.

(2)
Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares, or the last trading day immediately prior to the vesting date to the extent the vesting date was not a trading date.

(3)
Pursuant to the terms of our Variable Stock Compensation Program, all of these units were settled in cash instead of shares.

Severance and Change-in-Control Arrangements

  Change-in-Control Agreements

        As of December 31, 2012, the following named executive officers had change-in-control agreements or arrangements with the Company: Messrs. Gasser, Vigliotti, Boardman and Thadaney. Each change-in-control agreement (or Employment Agreement (as defined below) in the case of Mr. Gasser) provides for the payment of benefits if the executive's employment is terminated within eighteen months following a Change in Control (defined below), either by the Company not for Cause (defined below) (and not due to the executive's death or disability) or by the executive for Good Reason (as defined below). In addition, if the executive's employment is terminated by the Company other than for Cause within six months prior to the date of a Change in Control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the Change in Control, the benefits set forth below will be paid to the executive.

        "Good Reason" is defined to include (i) a material reduction in the executive's primary functional authorities, duties or responsibilities (other than, for all of the named executive officers except for Mr. Gasser, any such reduction resulting merely from an acquisition of the Company and its existence as a subsidiary or division of another entity); (ii) relocation of the executive's principal job location of more than 35 miles (50 miles in the case of Mr. Gasser); (iii) material reductions in the executive's base salary or participation in annual incentive compensation plans, other than certain across-the-board reductions; and (iv) a material breach of the change-in-control agreement by the Company (including the Company (a) for Messrs. Gasser, Boardman and Thadaney decreasing by more than 33% the sum of the executive's base salary and average annual variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) and (b) for Mr. Vigliotti decreasing the sum of the executive's base salary and target annual cash incentives by more than 10% (in accordance with the terms of his original change-in-control agreement negotiated at his time of hire in December 2009)). With respect to Mr. Gasser, "Good Reason" is defined to also include (a) the removal of Mr. Gasser from his office as Chief Executive Officer or the assignment of duties to him inconsistent with those of President and Chief Executive Officer of the Company and (b) the failure of the Company to (i) obtain the assumption of the obligations contained in his Employment Agreement by any successor or (ii) renew the term of his Employment Agreement. With respect to Mr. Vigliotti, "Good Reason" is defined to also include Mr. Vigliotti no longer reporting directly to the Company's Chief Executive Officer.

        "Cause" is defined to include (i) the executive's willful failure to substantially perform his duties with the Company (other than any as a result of the executive's disability); (ii) the executive's gross negligence in the performance of his duties which results in material financial harm to the Company; (iii) the executive's conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the Company; (iv) the executive's willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (v) the executive's willful material violation of any provision of the Company's code of conduct.

        "Change in control" is deemed to occur (i) if any person, other than the Company or a person related to the Company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the Company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the Company or similar transaction affecting the capital structure of the Company in which the Company's existing stockholders or a related person do not continue to own more than 50% of the outstanding voting securities of the surviving entity; (iv) upon consummation of the sale by the Company of all or substantially all of the Company's assets; or (v) if the stockholders of the Company approve a plan of complete liquidation of the Company.

        The benefits payable are (i) base salary, together with unused accrued vacation, through the date of termination, (ii) a pro-rata variable incentive compensation award for the year of termination based on (x) for Mr. Gasser, the variable incentive compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year) and (y) for the other named executive officers with change-in-control agreements, the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment or such shorter period during which the executive has been employed by the Company and eligible to receive variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program), and (iii) two times (one times in the case of Mr. Boardman) the sum of the executive's annual base salary in effect immediately prior to the date of termination or the date of the Change in Control, whichever is higher, plus the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program). Such amounts are payable in a lump sum within ten business days after the date of termination of employment. In addition, the Company will continue to provide the executive and his or her dependents with health benefits and will pay to the executive an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for the executive and his or her dependents until the earlier of the end of the two-year period (one-year period in the case of Mr. Boardman) following the date of termination or the date on which the executive is eligible to receive substantially comparable benefits through subsequent employment. If any payment under a change-in-control agreement or Mr. Gasser's Employment Agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. In the event of a dispute under a change-in-control agreement, the Company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a Change in Control, that would have been due to each of the named executive officers had a Change in Control and a qualifying termination of employment occurred on December 31, 2012, assuming a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options and Restricted Stock Unit Awards, as applicable(2)	Reduction as a Result of Code Section 4999(3)	Total Change in Control Payments
Robert C. Gasser	$7,033,333	$42,752	$1,732,752	$1,883,878	$6,924,959
Steven R. Vigliotti	$3,475,000	$42,752	$797,571	—	$4,315,323
Robert J. Boardman(4)	$1,779,199	$6,532	$541,359	—	$2,327,090
Nicholas Thadaney(5)	$5,308,049	$12,737	$1,234,260	—	$6,555,046

(1)
Value of additional benefits assumes benefits will be provided for a full two years (one year for Mr. Boardman), is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options and restricted stock unit awards (including Market-based Restricted Stock Unit Awards) granted under the Equity Plan including its subplan, the Variable Stock Compensation Program, vest upon a Change in Control. These awards also vest upon the executive's death or disability. The amounts in this column reflect the spread value of options (which for 2012 was zero) and the face value of restricted stock unit awards granted under the Variable Stock Compensation Program (including Market-based Restricted Stock Unit Awards).

(3)
The amounts in this column equal the difference between Mr. Gasser's contractual change-in-control-related benefits and the benefit level that does not trigger excise taxes. As noted above, ITG's policy reduces change-in-control-related benefits to a level that does not trigger excise taxes, if such a reduction produces a higher after-tax benefit than the contractual benefits. The highest marginal federal, state and local tax rates were used in determining the after-tax value of the benefits.

(4)
Mr. Boardman's total cash severance and value of additional welfare benefits were converted from GBP to USD at the following exchange rate: 0.6309 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year.

(5)
Mr. Thadaney's total cash severance and value of additional welfare benefits were converted from CAD to USD at the following exchange rate: 0.9994 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year.

        In the event that a Change in Control occurred on December 31, 2012 and there was no subsequent qualifying termination of employment, the total change-in-control payment for each named executive officer would be the amounts set forth under "Acceleration of Vesting of Stock Options and Restricted Stock Unit Awards, as applicable" above.

        In Mr. Gasser's case, all severance benefits are conditioned on Mr. Gasser's execution and non-revocation of a release.

  Employment Agreement with Mr. Gasser

        On September 15, 2006, Mr. Gasser entered into an employment agreement with the Company to serve as the Chief Executive Officer and President of the Company. Effective on each of August 6, 2008 and April 20, 2010, this agreement was amended and restated (the "Employment Agreement"). The Employment Agreement provides that the term of Mr. Gasser's employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice. The Employment Agreement provides that if his employment with the Company is terminated by the Company without Cause (as defined above), if he terminates employment with the Company for Good Reason (as defined below), or if the Company elects not to renew the Employment Agreement, in each case, prior to a Change in Control (as defined above) of the Company, the Company will pay to Mr. Gasser an amount equal to Mr. Gasser's base salary payable through his termination date and a pro-rated portion of the variable incentive compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year). The Company will also pay to Mr. Gasser an amount equal to the sum of (i) Mr. Gasser's base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average variable incentive compensation paid or payable to Mr. Gasser with respect to the three calendar years immediately preceding the calendar year of his termination (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program). The portion of this amount equal to two times the dollar limit in effect under section 401(a)(17) of the Internal Revenue Code (for 2012, $250,000) for the year in which Mr. Gasser's termination occurs will be paid in installments over the 12-month period following his date of termination. The remaining amount will be paid in a lump sum within thirty (30) days following his date of termination. All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the Company through the first anniversary of his date of termination. Only performance objectives for outstanding equity awards granted, and performance periods that began, before January 2, 2009 will be deemed satisfied as of his termination date. All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser's date of termination or the expiration of the option term in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto. Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term. The Company will also continue to maintain and provide to Mr. Gasser and his dependents continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Gasser had a qualifying termination of employment occurred on

December 31, 2012, assuming a per share value of the Company's common stock of $9.00 (which was the closing price per share on December 31, 2012).

Name	Total Cash Severance	Value of Additional Medical Coverage(1)	Continued Vesting of Stock Options and Restricted Stock Unit Awards(2)	Total Severance Payments
Robert C. Gasser	$4,016,667	$17,784	$341,028	$4,375,479

(1)
Value of additional medical coverage benefits is based on current costs and does not assume increased value for future price increases or ITG providing such additional benefits without benefit of group rates.

(2)
This amount reflects the spread value of options (which for 2012 was zero) and the face value of restricted stock unit awards (including awards granted under the Variable Stock Compensation Program except for Market-based Restricted Stock Unit Awards, all of which were forfeited during 2013) vesting during 2013.

        If Mr. Gasser's employment is terminated on account of his death, permanent disability, voluntary resignation other than for Good Reason or by the Company for Cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the Company's benefit plans and programs. In addition, if Mr. Gasser's employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable (and any performance objectives applicable to awards will be deemed satisfied as of the date of termination) in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto.

        The Employment Agreement provides that during the term of Mr. Gasser's employment with the Company, and for the one-year period after Mr. Gasser's termination of employment, Mr. Gasser cannot (i) compete with the Company, (ii) solicit in any way the employees of the Company to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the Company to cease doing business with the Company.

        Prior to a change in control, "Good Reason" is defined to include (i) the material diminution of Mr. Gasser's duties, responsibilities, powers or authorities; (ii) the removal of Mr. Gasser from his office as Chief Executive Officer; (iii) the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the Company; (iv) a material reduction by the Company of Mr. Gasser's salary, (v) the Company does not renew the term of the agreement; (vi) material breach by the Company of its obligations under the terms of the agreement or (vii) relocation of Mr. Gasser's principal place of business to a location more than fifty (50) miles from its current location.

Agreement with Mr. Stevens

        As previously disclosed, on December 24, 2012, the Company and Mr. Stevens entered into a Separation Agreement pursuant to which they mutually agreed that, effective January 31, 2013 (the "Separation Date"), Mr. Stevens resigned from all of his positions with the Company and its subsidiaries. In consideration for Mr. Stevens' execution and non-revocation of the Separation Agreement and agreement to certain restrictive covenants, the Company agreed to pay Mr. Stevens a separation payment of £631,912 ($1,001,604) to be paid in six (6) monthly installments following the Separation Date. In addition, the Company will (1) pay Mr. Stevens £2,528 ($4,007) representing the enrollment cost of a private medical plan in the United Kingdom for 2013 and (2) continue to provide Mr. Stevens with tax preparation services by a Company-designated tax services provider for certain U.S. tax returns. The conversions from GBP to USD are at the following exchange rate: 0.6309 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2012 fiscal year.

        Subject to Mr. Stevens' compliance with the terms of the Agreement, (i) the outstanding stock units awarded to Mr. Stevens pursuant to the grant notices related to Time-based Restricted Stock Unit Awards dated February 23, 2010, February 25, 2011 and February 23, 2012 under the Variable Stock Compensation Program and (ii) a portion of the basic units of the Market-based Restricted Stock Unit Award granted to Mr. Stevens on February 23, 2012 under the Variable Stock Compensation Program will continue to vest as if Mr. Stevens continued in employment with the Company through each applicable vesting date in the case of the time-based awards and through February 23, 2014 for the performance-based Awards. Such awards will be issued to Mr. Stevens in accordance with the terms of the Variable Stock Compensation Program, provided that he continues to comply with certain provisions in the Agreement. The remaining outstanding stock unit awards related to the performance-based awards granted to Mr. Stevens on February 23, 2012 under the Variable Stock Compensation Program will be forfeited on the Separation Date.

PROPOSAL ON
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

        At our 2012 Annual Meeting, stockholders expressed support for the compensation of our named executive officers, with approximately 75% of the votes cast for the "say-on-pay" advisory (non-binding) resolution approving our executive compensation.

        As described in detail above under Compensation Discussion and Analysis, our executive compensation programs are designed to attract, direct, and retain our named executive officers, who are essential to our success. Under these programs, our named executive officers are rewarded for financial and business results that benefit our stockholders. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

        The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the Company's 2013 Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and we will review and consider the voting results when evaluating our executive compensation program in the future.

        The Company intends to conduct an advisory vote to approve the Company's executive compensation annually. The next such vote will be conducted at our 2014 Annual Meeting of Stockholders.

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal to approve named executive compensation.

 Director Compensation

        Each of our non-employee directors, other than our Chair, receives an annual retainer of $60,000, payable in quarterly installments. Our Chair receives an annual retainer of $160,000, payable in quarterly installments. Under our Amended and Restated Directors' Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our Board of Directors. Any director who is also an employee is not compensated for serving as a director.

        Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the Board of Directors and $2,000 for any special Board meetings. Board committee chair annual retainers are $20,000 for the Audit Committee chair, $7,000 for the Compensation Committee chair, and $5,000 for all other board committee chairs. All committee members receive $1,000 for attendance at each meeting of a committee of the Board of Directors. Directors of the Company are also reimbursed for out-of-pocket expenses.

        Under our Amended and Restated Directors' Equity Subplan adopted in January 2006, and amended and restated in April 2012, we will grant newly-appointed non-employee directors initial restricted stock unit awards valued at $100,000 at, or shortly after, the time of appointment to the Board of Directors. These restricted stock units vest in equal installments on the first, second and third anniversaries of the date of grant. In addition, on the day of each of our annual meetings of stockholders at which directors are elected or reelected by the Company's stockholders, each director who is elected or reelected to serve as a director of the Company at such meeting will be granted restricted stock units valued at $72,000. These annual restricted stock units fully vest on the day immediately preceding the Company's next annual meeting of stockholders at which directors are elected. The shares related to such initial and annual restricted stock unit awards are distributed at the time of vesting unless such distribution is deferred, at the election of each director, until such director resigns from our Board of Directors. Vesting accelerates upon a change in control of the Company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Prior to April 2012, under our Amended and Restated Directors' Equity Subplan adopted in January 2006, we granted newly appointed non-employee directors stock options valued at $100,000 and restricted stock unit awards valued at $100,000 at, or shortly after, the time of appointment to the Board of Directors. In addition, non-employee directors were granted stock options valued at $36,000 and restricted stock units valued at $36,000 annually, on the forty-fifth day following each of our annual meetings of stockholders. These options were granted with an exercise price per share equal to 100% of the fair market value of a share of our common stock on the NYSE on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65 and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Such options and restricted stock units vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Vesting accelerates upon a change in control of the Company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such director up to a maximum dollar amount of $2,000 per person per year.

        The Board adopted stock ownership guidelines for our non-employee directors effective January 1, 2006 in order to more closely align their interests with the long-term interests of our stockholders. Under the guidelines, non-employee directors are required to beneficially own shares of our common stock and Company restricted share units (both vested and unvested) having an aggregate value of at least three times the annual cash retainer of the individual director. Stock ownership must be achieved by each director by January 1, 2009 or, in the case of directors first elected or appointed to the board of directors after January 1, 2006, within three years after the director's first election or appointment to the Board. To ensure achievement of the ownership goals, directors who have not yet attained the required level of ownership must elect to receive at least one-half of the director's annual cash retainer in the form of common stock or deferred share units until such time as the stock ownership levels have been satisfied. As of December 31, 2012, each member of the Board was in compliance with his or her ownership guideline.

Director Compensation Table

        The following table sets forth the total director compensation in 2012, as well as each component of compensation outlined above.

Name	Fees earned or paid in cash ($)(1)(3)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(d)
J. William Burdett	113,250	72,000	185,250
Minder Cheng	97,019	72,000	169,019
Christopher V. Dodds	105,000	72,000	177,000
Timothy L. Jones	106,019	72,000	178,019
Maureen O'Hara	217,489	72,000	289,489
Kevin J.P. O'Hara	109,019	72,000	181,019
Steven S. Wood	105,986	72,000	177,986

(1)
The amounts shown in column (b) include the annual retainers earned by each director and meeting attendance fees. The following directors elected to receive their annual retainer in deferred ITG common stock: Ms. O'Hara and Messrs. Jones, O'Hara and Wood. Mr. Cheng elected to receive his annual retainer in ITG common stock.

(2)
The amounts shown in column (c) represent the aggregate grant date fair value of restricted stock unit awards awarded to each of the directors, as determined pursuant to FASB ASC Topic 718. The fair value of the stock awards for 2012 was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2012 Annual Report, which are incorporated herein by reference.

(3)
The following chart shows (a) the annual restricted stock units granted to each of the directors and (b) any deferred share units received as payment for the 2012 annual retainer fee (or with respect to Mr. Cheng, any shares of ITG common stock received as payment for his 2012 annual retainer fee), together with the fair value of such awards:

Name	Grant Date	Number of Units(a)		Fair Value at date of grant
J. William Burdett	6/12/12	7,742		$72,000
Minder Cheng	6/12/12	7,742		$72,000
	1/3/12	1,339	(b)	$15,000
	4/2/12	1,266	(b)	$15,000
	7/2/12	1,620	(b)	$15,000
	10/1/12	1,711	(b)	$15,000
Christopher V. Dodds	6/12/12	7,742		$72,000
Timothy L. Jones	6/12/12	7,742		$72,000
	1/3/12	1,339	(b)	$15,000
	4/2/12	1,266	(b)	$15,000
	7/2/12	1,620	(b)	$15,000
	10/1/12	1,711	(b)	$15,000
Maureen O'Hara	6/12/12	7,742		$72,000
	1/3/12	3,569	(b)	$40,000
	4/2/12	3,376	(b)	$40,000
	7/2/12	4,320	(b)	$40,000
	10/1/12	4,562	(b)	$40,000
Kevin J.P. O'Hara	6/12/12	7,742		$72,000
	1/3/12	1,339	(b)	$15,000
	4/2/12	1,266	(b)	$15,000
	7/2/12	1,620	(b)	$15,000
	10/1/12	1,711	(b)	$15,000
Steven S. Wood	6/12/12	7,742		$72,000
	1/3/12	1,339	(b)	$15,000
	4/2/12	1,266	(b)	$15,000
	7/2/12	1,620	(b)	$15,000
	10/1/12	1,711	(b)	$15,000

  (a)
  As of December 31, 2012, Mr. Burdett, Mr. Cheng, Mr. Dodds, Mr. Jones, Ms. O'Hara, Mr. O'Hara and Mr. Wood had, in the aggregate, 10,402, 13,926, 10,402, 10,402, 10,402, 10,402 and 12,379 restricted share units outstanding, respectively. As of December 31, 2012, Mr. Jones, Ms. O'Hara, Mr. O'Hara and Mr. Wood had, in the aggregate, 23,746, 52,308, 19,379 and 15,280 deferred share units outstanding, respectively. As of December 31, 2012, Mr. Burdett, Mr. Cheng, Mr. Dodds, Mr. Jones, Ms. O'Hara, Mr. O'Hara and Mr. Wood had, in the aggregate, 21,508, 27,344, 26,185, 21,508, 21,508, 21,508 and 29,864 stock options outstanding, respectively.

  (b)
  The amounts shown represent the deferred share units (or, with respect to Mr. Cheng, shares of ITG common stock) received as payment for the 2012 annual retainer fee under the Amended and Restated Directors' Retainer Fee Subplan.

 CORPORATE GOVERNANCE

Board Meetings; Committees; and Director Nominations Process

        Our Board of Directors held twentyone meetings during 2012. In addition to meetings, our Board reviewed and acted upon matters by unanimous written consent from time to time. In addition, there were a total of 20 committee meetings in 2012. Each member of the Board of Directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during fiscal year 2012 and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2012, except for Mr. Dodds, as described below. During 2012, Mr. Dodds was required to recuse himself from certain Board of Directors' meetings relating to a potential strategic opportunity due to a potential conflict of interest. Excluding such meetings from which Mr. Dodds was recused, Mr. Dodds attended 100% of the other Board meetings and committee meetings on which he served during fiscal year 2012. Mr. Dodds has served on the Board since 2008 and has attended over 98% of the total number of Board meetings and applicable committee meetings in all years prior to 2012. Board members are expected to attend our annual stockholders' meetings. At our 2012 Annual Meeting of Stockholders, all members of the Board of Directors and nominees for election to the Board were present. Our non-management directors meet regularly in executive sessions without any management directors present. Our Chair, Ms. O'Hara, presided over such executive sessions in 2012. Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technology Committee. Each committee of the Board of Directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the Company.

        The current Audit Committee members are Mr. Dodds (Chair), Mr. Jones, Mr. O'Hara and Ms. O'Hara. As determined by the Board, all four directors meet the independence requirements, financial literacy and other criteria established by the NYSE. The Audit Committee is appointed by the Board to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and for assisting the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee." Our Board of Directors has determined that Mr. Dodds, Chair of the Audit Committee, is a "financial expert" as defined in the Exchange Act. During 2012, there were eight meetings of the Audit Committee.

        The current Compensation Committee members are Mr. Burdett (Chair), Mr. O'Hara, Ms. O'Hara and Mr. Wood. As determined by the Board, all four directors meet the independence requirements of the NYSE. In addition, each director serving on the Compensation Committee (1) is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and (2) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. No Compensation Committee member is either a current or former employee of the Company. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any other Company that has one or more executive officers serving as a member of our Board or Compensation Committee. The Compensation Committee is appointed by the board to discharge its responsibilities relating to compensation of our directors and members of our Executive Committee. The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs as further described below. During 2012, there were eight meetings of the Compensation Committee.

        The current Nominating and Corporate Governance Committee members are Ms. O'Hara (Chair), Mr. Burdett, Mr. Cheng and Mr. Dodds. The Nominating and Corporate Governance Committee is appointed by the Board (1) to identify individuals qualified to become Board members, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (2) to develop and recommend to the Board the corporate governance guidelines applicable to the Company, (3) to oversee a review of the Board's and its committees' performance and of management's performance with respect to the corporate governance of the Company and (4) to recommend to the Board director nominees for chairman and membership appointments for each committee, including the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee's process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and senior executives of the Company; firms that specialize in identifying director candidates (which firms may earn a fee paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, stockholders of the Company. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes. In particular, the committee's process for evaluating candidates includes investigation of the person's specific experiences and skills, age, international versus domestic background, time availability in light of commitments, legal and regulatory requirements, potential conflicts of interest and independence from management and the Company. The Nominating and Corporate Governance Committee also considers diversity in identifying director candidates and endeavors to have a Board representing diverse experience in areas that will contribute to our Board's ability to perform its roles relating to oversight of the Company's business, strategy and risk exposure. Without limiting the generality of the preceding sentence, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

        Candidates recommended by a stockholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from stockholders of the Company for director nominees for the 2013 Annual Meeting. Stockholders who wish to submit nominees for director consideration by the Nominating and Corporate Governance Committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our by-laws, to Investment Technology Group, Inc., Attn: Corporate Secretary, One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006.

        During 2012, there were two meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a charter, which is available on our website at www.itg.com/corporate-governance/.

        The current Technology Committee members are Mr. Jones (Chair), Mr. Burdett, Mr. Cheng and Mr. Wood. The Technology Committee members are appointed by the Board to review and assess the development of our technology and to advise the Board and management on matters involving our technology and the acquisition of technology. During 2012, there were two meetings of the Technology Committee.

Board Leadership Structure and Risk Oversight

        Our Board of Directors has determined that having an independent director serve to chair the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

        The Board, including through its committees, is actively involved in oversight of the risks that could affect the Company. Our Audit Committee discusses major financial risk exposures and how management monitors and controls such exposures, while our evaluation of any risk arising from our compensation policies and practices is conducted primarily by our Compensation Committee. It is the full Board of Directors, however, that has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through reports from officers responsible for oversight of particular risks within the Company. In addition, the Board reviews, at least annually, the status of the major risks facing the Company together with management's mitigation efforts related to those risks. We believe that our Board leadership structure facilitates careful oversight of risk to the Company.

The Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating our compensation plans, policies and programs for our directors and key executives. Members of the Compensation Committee are appointed by the Board, generally on the recommendation of the Nominating and Corporate Governance Committee. The Compensation Committee members may be removed and replaced by the Board.

        The Compensation Committee operates under a charter, which is available on our website at www.itg.com/corporate-governance/.

        The Compensation Committee's authority and responsibilities include the following:

  •
  Annually (and, with respect to directors, periodically) review and make recommendations to the Board with respect to the compensation programs of all directors and the Executive Committee (including each of the named executive officers), including variable incentive compensation plans and equity-based awards.

  •
  Annually review and approve, for our Chief Executive Officer and the members of the Executive Committee:

  •
  The annual base salary level;

  •
  The variable incentive opportunity level (including the mix of cash and equity);

  •
  Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

  •
  Any special or supplemental benefits, as appropriate.

  •
  Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of directors, the Chief Executive Officer and other executive compensation, including sole authority to approve any compensation consultant's fees and other retention terms.

  •
  Exercise the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

  •
  Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, report the results of such evaluation to the Board, and set the Chief Executive Officer's compensation levels based on this evaluation.

        The Company's executives prepared agendas for each meeting in consultation with the Compensation Committee's chair. Compensation Committee members generally received agendas and discussion materials in advance.

        In December 2007, the Compensation Committee engaged McLagan as its compensation consultant. The Compensation Committee retains the sole ability to hire and fire the consultant and considers the consultant to be independent. At the direction of the Company, services provided by McLagan included top management peer group analysis, review of compensation philosophy, competitive compensation benchmarking for the Executive Committee, industry research on competitive design of compensation programs, presentation and analysis of compensation design alternatives and other technical advice. The consultants did not provide recommendations on compensation decisions for individual members of the Executive Committee.

        In light of new SEC rules, the Company requested and received information from McLagan addressing potential conflicts of interest, including information regarding the following: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from our directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that the work of the consultant did not raise any conflict of interest.

        At the Compensation Committee's request, from time to time members of management attend portions of Compensation Committee meetings. During 2012, they included the Chief Executive Officer, Chief Financial Officer, General Counsel and Head of Human Resources. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each member of our Executive Committee, along with his compensation recommendations.

        At each Compensation Committee meeting, the Compensation Committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions, except, in some circumstances, McLagan. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

Code of Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. A copy of the Code of Business Conduct and Ethics is available on our website at www.itg.com/corporate-governance/. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within four business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        During 2012, the members of the Compensation Committee were J. William Burdett (Chair), Kevin J. P. O'Hara, Maureen O'Hara and Steven S. Wood. The Compensation Committee was during 2012, and continues to be, comprised entirely of independent directors.

NYSE Certification

        The Chief Executive Officer of ITG made an unqualified certification to the NYSE with respect to the firm's compliance with the NYSE corporate governance listing standards in July of 2012.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2007, the Board adopted a written policy on Procedures for the Review of Related Person Transactions which was amended in early 2011. Under this policy, each director, director nominee and executive officer of the Company is required to notify the Company's General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). The General Counsel shall submit to the Audit Committee (or any designated member) the Related Person Transaction for review and the Audit Committee (or any designated member) shall approve or disapprove the Related Person Transaction.

        A "Related Person Transaction" means any transaction (1) that is currently proposed, or has been in effect at any time since the beginning of the Company's most recent fiscal year in which the Company was or is to be a participant, (2) the amount of which exceeds $120,000 and (3) in which a related person (as defined in the policy and which includes a director, director nominee or executive officer of the Company or any of their immediate family members) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include: legal, investment banking, consulting, or management services provided to the Company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the Company and a related person or a business entity with which a related person is affiliated; contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the Company and a related person or a business entity with which the related person is affiliated.

        The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the Company and consistent with the best interests of the Company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, whether the transaction is in the ordinary course of the Company's business, whether such a transaction would violate any provisions of the Company's Code of Business Conduct and Ethics and the effect of the transaction on the Company's business and operations. All Related Person Transactions are required to be disclosed to the Audit Committee and any material Related Person Transaction is required to be disclosed to the full Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

        The following table sets forth certain information, as of April 1, 2013 (unless otherwise indicated), regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all current directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after April 1, 2013, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each stockholder listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Robert C. Gasser	301,234	(1,2,4)	*
J. William Burdett	52,974	(1,2)	*
Minder Cheng	46,192	(1,2)	*
Christopher V. Dodds	40,797	(1,2)	*
Timothy L. Jones	56,770	(1,2,3)	*
Kevin J.P. O'Hara	54,919	(1,2,3)	*
Maureen O'Hara	112,269	(1,2,3)	*
Steven S. Wood	54,273	(1,2,3)	*
Named Executive Officers (Other than Mr. Gasser)
Robert J. Boardman	54,899	(2)	*
David J. Stevens	60,516	(2)	*
Nicholas Thadaney	22,523	(2)(5)	*
Steven R. Vigliotti	68,753	(2)	*
All current directors and executive officers as a group (17 persons)	1,296,497	(1,2,3,4,5,6)	3.41%
5% stockholders
BlackRock, Inc.	3,829,499	(7)	10.29%
The Vanguard Group, Inc.	2,244,220	(8)	6.03%
Franklin Resources, Inc.	1,913,750	(9)	5.14%

*
Less than 1%.

(1)
Beneficial ownership includes stock options that are exercisable at April 1, 2013, or within 60 days thereafter, as follows: Mr. Gasser: 128,488; Mr. Burdett: 13,921; Mr. Cheng: 15,385; Mr. Dodds: 18,598; Mr. Jones: 13,921; Mr. O'Hara: 13,921; Ms. O'Hara: 13,921; Mr. Wood: 22,277; and all current directors and executive officers as a group: 240,432.

(2)
Beneficial ownership includes unvested time-based restricted stock unit awards including those granted under our Variable Stock Compensation Program, as follows: Mr. Gasser: 79,337; Mr. Burdett: 10,402; Mr. Cheng: 13,926; Mr. Dodds: 10,402; Mr. Jones: 10,402; Mr. O'Hara: 10,402; Ms. O'Hara: 10,402; Mr. Wood: 10,402; Mr. Boardman: 36,000; Mr. Stevens: 40,051; Mr. Vigliotti: 39,500; and all current directors and executive officers as a group: 471,909. Until such awards become vested, the individual has no voting power or dispositive power with respect to the underlying shares. Beneficial ownership includes common stock as follows: Mr. Gasser: 93,009; Mr. Burdett: 28,651; Mr. Cheng: 16,881; Mr. Dodds: 11,797; Mr. Jones: 5,741; Mr. O'Hara: 8,257; Ms. O'Hara: 27,746; Mr. Wood: 1,377; Mr. Boardman: 18,899; Mr. Stevens: 20,465; Mr. Thadaney: 18,583; Mr. Vigliotti: 29,253; and all current directors and executive officers as a group: 507,620. Beneficial ownership excludes unvested Market-based Restricted Stock Unit Awards and unvested cash-settled Time-based Restricted Stock Unit Awards.

(3)
Beneficial ownership includes deferred share units as follows: Mr. Jones: 26,706; Mr. O'Hara: 22,339; Ms. O'Hara: 60,200; Mr. Wood: 20,217; and all directors as a group: 129,462. Deferred share units represent a right to acquire the underlying shares when a director retires from our Board of Directors.

(4)
Beneficial ownership includes 400 shares of common stock held in UTMA custodial accounts on behalf of Mr. Gasser's children.

(5)
Beneficial ownership includes shares held under the ESPP as follows: Mr. Thadaney: 3,940; and all current directors and executive officers as a group: 7,183.

(6)
Beneficial ownership includes 7 shares held under our Employee Stock Ownership Plan, pursuant to which the holder, Mr. Goebels, has sole voting power but no dispositive power.

(7)
Information regarding the number of shares beneficially owned is as of January 31, 2013 and was derived from a Schedule 13G filed on February 11, 2013, as amended, by BlackRock, Inc. in its capacity as a parent holding company. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2013. The address of BlackRock, Inc. is 40 East 52nd Street, New York NY 10022.

(8)
Information regarding the number of shares beneficially owned is as of December 31, 2012 and was derived from a Schedule 13G filed on February 11, 2013, as amended, by The Vanguard Group, Inc. in its capacity as an investment adviser. The Vanguard Group, Inc. has sole voting power over 64,558 shares of our common stock, sole dispositive power over 2,180,762 shares of our common stock, and shared dispositive power over 63,458 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2013. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Information regarding the number of shares beneficially owned is as of December 31, 2012 and was derived from a Schedule 13G filed on February 5, 2013 by Franklin Resources, Inc. ("FRI"), in its capacity as a parent holding company, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Templeton Investments Corp. ("FTIC"). According to the 13G, each reporting person is the beneficial owner of the shares listed in the table above, but only FTIC reports having sole voting power and sole dispositive power over the 1,913,750 shares, with the other reporting persons having no voting or dispositive power over the shares. The 13G states that the shares are beneficially owned by one or more investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI, and that Messrs. Johnson and Johnson are principal shareholders of FRI. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2013. The address of the reporting persons other than FTIC is One Franklin Parkway, San Mateo, CA 94403, and the address of FTIC is 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Grants Under Equity Compensation Plans(c)(d)
Equity compensation plans approved by security holders(a)	3,071,585	$4.45	1,826,029
Equity compensation plans not approved by security holders(e)	500,725	—	—
Total	3,572,310	$3.83	1,826,029

(a)
Consists of the Equity Plan (including its subplans) and the ESPP.

(b)
The weighted average exercise price of outstanding options only (and not warrants and rights) issued pursuant to equity compensation plans approved by security holders is $26.77.

(c)
Shares remaining available for future issuance under the various plans include (i) 1,654,280 securities to be issued pursuant to the Equity Plan and (ii) 171,749 securities to be issued pursuant to the ESPP.

(d)
As of March 1, 2013, which date follows the equity grants made to our employees, including our executive officers, in February 2013 for the 2012 compensation year, there are 947,768 shares of our common stock remaining available for issuance under the Equity Plan. As of March 1, 2013, the Company had 377,794 stock options outstanding with a weighted average exercise price of $19.48 and a weighted average remaining term of 4.11 years, and 3,152,359 restricted share and stock unit awards outstanding. Of that 3,152,359 outstanding restricted shares and stock units (i) 129,188 represent deferred share units received by certain non-employee directors either (x) as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan or (y) in connection with initial or annual restricted stock units granted pursuant to the Amended and Restated Directors' Equity Subplan, which are, in each case, fully vested and nonforfeitable and (ii) 3,023,171 are unvested, each as of March 1, 2013.

(e)
Consists of (a) 319,305 shares of Company common stock that may be issued under stand-alone time- and performance-based vesting stock unit award agreements entered into as a material inducement of employment with the Company to certain employees of Majestic Research Corp. ("Majestic") in connection with the Company's acquisition of Majestic on October 25, 2010 and pursuant to Section 303A.08 of the NYSE Listed Company Manual and (b) 181,420 shares of Company common stock that may be issued under stand- alone time-based vesting stock unit award agreements entered into as a material inducement of employment with the Company to certain employees of Ross Smith Energy Group, Ltd. ("RSEG") in connection with the Company's acquisition of RSEG on June 3, 2011 and pursuant to Section 303A.08 of the NYSE Listed Company Manual.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our Company. Directors, executive officers and greater than 10% stockholders are required by Section 16a-3(e) of the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on a review of the copies of the forms we prepared and written representations from our executive officers and directors, we believe that all persons subject to the reporting requirements of Section 16(a) have otherwise filed the required reports with respect to 2012 on a timely basis, except that, due to administrative errors, Form 4 reports relating to (a) the February 23, 2012 cash settlement of restricted stock units granted pursuant to the Variable Stock Compensation Program for Mr. Thadaney and (b) the two October 25, 2012 settlements of restricted stock units granted pursuant to the Equity Plan for Tony Berkman, were each filed late on January 9, 2013 and January 3, 2013, respectively.

REPORT OF THE AUDIT COMMITTEE

        At the time of this report, the Audit Committee of ITG's Board of Directors was composed of four non-employee directors. The Board of Directors determined during 2012 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our Audit Committee charter is available on our website at http://www.itg.com/corporate-governance/committee-charters-audit/. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by ITG for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's ("independent auditor's") qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2012, and the Audit Committee has recommended that KPMG be elected in that capacity for 2013. See "Ratification of Selection of Independent Auditors."

        The Audit Committee has reviewed and discussed with management and KPMG ITG's audited consolidated financial statements for the year ended December 31, 2012. It has also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") AU Section 380 (Communication with Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG its independence. We have determined that KPMG's provision of certain limited non-audit services is compatible with their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2012 be included in ITG's Annual Report on Form 10-K for 2012.

Audit Committee

Christopher V. Dodds, Chairman
Timothy L. Jones
Kevin J.P. O'Hara
Maureen O'Hara

PROPOSAL ON
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        KPMG was our independent auditor for the years ended December 31, 2012 and 2011. On February 21, 2013, KPMG was appointed by the Audit Committee to serve as our independent auditor for 2013.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the Annual Meeting. If such appointment is not ratified, the Board of Directors will consider the appointment of other accountants.

        Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG as our independent auditor for the 2013 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2012, is expected to be present at the Annual Meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2012 and 2011, and fees billed for audit-related services, tax services and all other services rendered by KPMG for such periods.

	2012	2011
	(Dollars in thousands)
Audit fees(1)	1,964	1,998
Audit-related fees(2)	31	29
Tax fees(3)	91	100
All other fees	—	—

Total	2,086	2,127

(1)
The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with, and review of, documents filed with the SEC and other regulatory bodies.

(2)
The audit-related fees primarily relate to attestation services provided to our U.S. broker-dealer.

(3)
The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Pre-approval of Services by the Independent Auditor

        The Audit Committee has adopted policies and procedures for pre-approval of audit and permitted non-audit services by our independent auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific engagements that were not previously pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or earlier if required.

        The Audit Committee has authorized the Company's Chief Financial Officer to engage the Company's independent auditor to perform special non-audit projects (including tax compliance projects), provided that (a) the fees payable in respect of such projects do not exceed $10,000 for any individual project and $100,000 in the aggregate in any given calendar year, (b) to the extent that the fees payable in respect of any such project are greater than $10,000 but less than or equal to $20,000, the Company's Chief Financial Officer shall obtain prior approval from the Audit Committee's chair, (c) to the extent the fees payable in respect of such project are expected to exceed $20,000, separate prior Audit Committee approval shall be obtained and (d) the subject matter of such projects is permitted to be performed under the SEC's and the PCAOB's independence rules. Any projects approved in accordance with (a) and (b) will be brought to the attention of the Audit Committee at its next meeting.

        The Audit Committee will regularly review summary reports detailing all services being provided to ITG by its independent auditor.

PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND
AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

        The Company currently maintains the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Equity Plan"), which originally became effective on May 8, 2007 upon approval by the stockholders of the Company. The Equity Plan is the only equity compensation plan from which the Company can grant discretionary equity awards. On April 10, 2013, our Board of Directors approved an increase in the total number of shares of common stock reserved and available for issuance under the Equity Plan of 2,100,000 such that the total number of shares authorized under the Equity Plan shall be 10,468,208 shares. The amendment and restatement of the Equity Plan to increase the number of shares reserved and available for issuance under the Equity Plan was approved by our Board of Directors, subject to stockholder approval. Our Board of Directors has directed that the proposal to increase the number of shares reserved and available for issuance under the Equity Plan be submitted to our stockholders for their approval at the Annual Meeting.

        The total aggregate number of shares authorized for issuance to our employees, and our non-employee directors, participating in the Equity Plan is 8,368,208 shares. Of the 8,368,208 authorized shares, 50,000 shares may be used solely to grant options. As of March 1, 2013, which date follows the equity grants made to our employees, including our executive officers, in February 2013 for the 2012 compensation year, there are 947,768 shares of our common stock remaining available for issuance under the Equity Plan. As of March 1, 2013, the Company had 377,794 stock options outstanding with a weighted average exercise price of $19.48 and a weighted average remaining term of 4.11 years, and 3,152,359 restricted share and stock unit awards outstanding. Of those 3,152,359 outstanding restricted shares and stock units, (i) 129,188 represent deferred share units received by certain non-employee directors either (a) as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan or (b) in connection with initial or annual restricted stock units granted pursuant to the Amended and Restated Directors' Equity Subplan, which are, in each case, fully vested and non-forfeitable and (ii) 3,023,171 are unvested, each as of March 1, 2013. If the stockholders do not approve the amendment and restatement of the Equity Plan to increase the number of shares reserved and available for issuance under the Equity Plan at the Annual Meeting, the amendment and restatement of the Plan will not be effective, the increase in the number of shares reserved and available for issuance will not occur and the number of shares reserved and available for issuance under the Equity Plan will remain the same.

        Our Board of Directors believes that the Equity Plan furthers our compensation strategy. Our ability to attract, retain and motivate top quality employees and non-employee directors is material to our success. Our Board of Directors believes that our interests and our stockholders' interests will be advanced if we can offer our employees and non-employee directors the opportunity to acquire a, or increase their, proprietary interest in the Company by receiving awards under the Equity Plan. However, as of our 2013 compensation year, there may be an insufficient number of shares remaining available for future grants under the Equity Plan to properly incentivize our executives and other employees. Our Compensation Committee therefore analyzed the results of a commonly-used share value transfer model for purposes of evaluating the impact of increasing the number of shares reserved under the Equity Plan on dilution and costs to stockholders. At its April 2013 meeting, the Board determined, based on the Compensation Committee's recommendation, that an additional 2,100,000 shares would be an appropriate increase to the number of shares reserved for issuance under the Equity Plan because (a) the stockholder value transfer costs percentage, which is a measure of costs of the plan to stockholders, was within a reasonable range based on industry trends, revenue, market cap and other Company-specific factors and (b) the three-year average rate at which our Company has granted awards, referred to as the "burn rate," was in a reasonable range based on our industry group and stock volatility. A summary of the restricted share awards granted by the Company from 2010 through 2012 is set forth in Note 20 to the Company's consolidated financial statements included in the 2012 Annual Report; specifically (i) the table set forth on page 88 of the 2012 Annual Report (which table includes employment inducement awards granted in conjunction with the acquisitions of Majestic and RSEG), and (ii) the deferred share units or common stock granted to the directors as noted on page 91 of the 2012 Annual Report. In addition, our Board of Directors believes that the availability of an additional 2,100,000 shares under the Equity Plan will ensure that we can continue to achieve our compensation strategy, which includes the alignment of compensation with our stockholder interests. It is not possible to accurately predict the number of years over which the number of shares available for future grants, including the additional 2,100,000 shares under the Equity Plan, will be utilized. However, based on our historic and projected future usage patterns, we estimate that, assuming the 2,100,000 additional shares are approved by stockholders, the shares available for issuance under the plan will be sufficient to provide grants for the next two (2) years after 2013. This could change based on a variety of different factors, including but not limited to actual award activity which is in the discretion of the Compensation Committee, and the market value of our common stock.

        Stockholder approval of the amendment and restatement of the Equity Plan to increase the number of shares reserved for issuance under the Equity Plan is necessary (i) in order to meet the NYSE listing requirements, (ii) so that compensation attributable to grants and variable incentive compensation awards under the Equity Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (see discussion of "Federal Income Tax Consequences" below), and (iii) in order for incentive stock options to meet the requirements of the Internal Revenue Code. No awards have been, or will be, granted under the Equity Plan that are contingent upon approval of this proposal by our stockholders at the 2013 Annual Meeting.

        The material terms of the Equity Plan are summarized below. A copy of the full text of the Equity Plan is attached to this Proxy Statement as Appendix A. This summary of the Equity Plan is not intended to be a complete description of the Equity Plan and is qualified in its entirety by the actual text of the Equity Plan to which reference is made.

Material Features of the Equity Plan

        General.    The Equity Plan provides that grants may be made in any of the following forms: (i) Incentive Stock Options, (ii) Nonqualified Stock Options (together with Incentive Stock Options, "options"), (iii) stock units, (iv) stock, (v) dividend equivalents and (vi) stock appreciation rights and other stock-based awards. If and to the extent options and stock appreciation rights granted under the

Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Equity Plan. Shares of our common stock surrendered in payment of the exercise price of an option will also be available for re-issuance under the Equity Plan. To the extent grants under the Equity Plan are paid in cash, and not in shares of our common stock, any shares previously subject to such grants will become available again for purposes of the Equity Plan.

        The Equity Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 1 million shares, subject to adjustment as described below. A grantee may not accrue dividend equivalents and dividends on performance-based grants during any calendar year in excess of $1 million. All grants under the Equity Plan will be expressed in shares of our common stock. Stockholder approval of this Proposal will also constitute a reapproval of the foregoing 1 million share limitation and $1 million limitation for purposes of Section 162(m) of the Internal Revenue Code. The share limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Equity Plan with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares, stock units, dividend equivalents and other stock-based awards issued under the Equity Plan may be structured to qualify as performance-based compensation that is not subject to the section 162(m) limitation, as determined by our Compensation Committee, if the issuance of those shares, stock units, dividend equivalents and other stock-based awards is approved by the Compensation Committee and the vesting is tied to the attainment of the corporate performance objectives discussed below in the section entitled "Qualified Performance-Based Compensation."

        Administration.    The Equity Plan will be administered and interpreted by the Compensation Committee, or such other committee of non-employee directors appointed by our Board of Directors to administer the Equity Plan.

        The Compensation Committee may:

  •
  appoint an administrative committee comprised of Company employees to perform ministerial functions under the Equity Plan.

  •
  determine the individuals to whom grants will be made under the Equity Plan.

  •
  determine the type, size, terms and conditions of the grants.

  •
  determine when grants will be made.

  •
  establish any performance goals for grants.

  •
  determine the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and any acceleration of exercisability or vesting.

  •
  amend the terms and conditions of any previously issued grant, subject to the limitations described below.

  •
  deal with any other matters arising under the Equity Plan.

        Eligibility for Participation.    All of our employees as well as all of our non-employee directors are eligible to receive grants under the Equity Plan. As of March 31, 2013, approximately 1,040 employees and seven (7) non-employee directors were eligible to receive grants under the Equity Plan. The

Compensation Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

        Options.    The Compensation Committee may:

  •
  grant options intended to qualify as ISOs within the meaning of Section 422 of the Internal Revenue Code to employees of the Company.

  •
  grant NQSOs to anyone eligible to participate in the Equity Plan.

  •
  fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Equity Plan may be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

  •
  determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of the ISO may not exceed five years from the date of grant.

  •
  determine the terms and conditions of options, including when they become exercisable. A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) if the Compensation Committee permits, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having an aggregate fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve board of directors, or (iv) by such other method as the Compensation Committee may approve.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an option after termination of employment or service.

        Stock.    The Compensation Committee may:

  •
  grant stock awards to anyone eligible to participate in the Equity Plan.

  •
  require that grantees pay consideration for the stock and may impose restrictions on the stock.

  •
  determine whether restrictions will lapse over a period of time or according to such other criteria as the Compensation Committee determines.

  •
  determine the number of shares of our common stock subject to the grant of stock and the other terms and conditions of the grant.

  •
  determine to what extent and under what conditions grantees will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period.

  •
  determine whether a grantee's entitlement to dividends with respect to stock will be subject to the achievement of performance goals or other conditions.

  •
  determine whether accumulated dividends will accrue interest and will be paid in cash or in such other form as dividends are paid on our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock after termination of employment or service, and the circumstances under which stock may be forfeited.

        Stock Units.    The Compensation Committee may:

  •
  grant stock units to anyone eligible to participate in the Equity Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date.

  •
  determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

  •
  provide that stock units will be paid at the end of a specified period or deferred to a later date.

  •
  determine whether a stock unit will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

        Dividend Equivalents.    The Compensation Committee may:

  •
  grant dividend equivalents in connection with any grants. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to the grant by the per-share dividend paid by us on our common stock.

  •
  determine whether dividend equivalents will be paid to grantees currently or will be deferred.

  •
  determine whether dividend equivalents will be accrued as a cash obligation, or will be converted to stock units.

  •
  determine in the grant agreement, whether deferred dividend equivalents will accrue interest.

  •
  provide that dividend equivalents will be payable based on the achievement of performance goals.

  •
  determine whether dividend equivalents will be paid in cash or shares of our common stock, or a combination of the two.

        SARs and Other Stock-Based Awards.    The Compensation Committee may:

  •
  grant SARs to anyone eligible to participate in the Equity Plan in connection with, or independently of, any option granted under the Equity Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock. Cash will be paid in lieu of fractional shares.

  •
  determine the base amount of each SAR which will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the fair market value of a share of our common stock on the date of grant of the SAR.

  •
  determine the terms and conditions of SARs, including when they become exercisable.

  •
  accelerate the exercisability of any SARs.

  •
  determine whether SARs must be exercised while the grantee is employed by or providing service to the Company or within a specified period of time after termination of such employment or service.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an SAR after termination of employment or service.

  •
  grant other stock-based awards that are based on, measured by or payable in, shares of our common stock to employees or directors.

  •
  determine whether other stock-based awards will be granted subject to performance goals or other conditions.

  •
  determine in the grant agreement whether other stock-based awards will be paid in cash or in shares of our common stock, or a combination of the two.

        Qualified Performance-Based Compensation.    The Compensation Committee:

  •
  may impose objective performance goals that must be met with respect to grants of stock units, stock, dividend equivalents or other stock-based awards granted to employees under the Equity Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (see "Certain Federal Income Tax Consequences" below).

  •
  will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period with respect to grants intended to be considered qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

  •
  may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee's death or disability during the performance period, a change in control, or under other circumstances consistent with Treasury Regulations. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. If dividend equivalents are granted as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, the grantee may not accrue more than $1 million of such dividend equivalents during any calendar year.

        Deferrals.    The Compensation Committee may:

  •
  permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Equity Plan.

  •
  establish the rules and procedures applicable to any such deferrals and provide for interest or other earnings to be paid on such deferrals.

        Adjustment Provisions.    If there is any change in the number or kind of shares of our common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the number of shares of our common stock available for grants, the limit on the number of shares of our common stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Equity Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of our common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

        Change in Control.    In the event of a change in control, the Compensation Committee may, except as otherwise provided in any grantee's equity grant agreement, take any of the following actions with respect to any or all outstanding grants under the Equity Plan, without the consent of the grantee:

  •
  determine that outstanding options and SARs become fully exercisable, and restrictions on outstanding stock awards and stock units will lapse as of the date of the change in control or at such other time as the Compensation Committee determines.

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  require that grantees surrender their options and SARs in exchange for one or more payments by the Company, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee's unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable.

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  after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee determines appropriate.

  •
  with respect to grantees holding stock units, other stock-based awards or dividend equivalents, determine that such grantees will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in an amount and form and on terms determined by the Compensation Committee.

  •
  if the Company is the surviving corporation, determine that grants will remain outstanding after the change in control.

  •
  if the Company is not the surviving corporation, determine that grants that remain outstanding after the change in control will be converted to similar grants of the surviving corporation.

        Transferability of Grants.    Only the grantee may exercise rights under a grant during the grantee's lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

        Grantees Outside the United States.    If any individual who receives a grant under the Equity Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable country.

        No Repricing of Options.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

        Amendment and Termination of the Equity Plan.    The Board of Directors may amend or terminate the Equity Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Equity Plan will terminate on May 7, 2017, unless the Equity Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with stockholder consent.

        Grants Under the Equity Plan.    Grants under the Equity Plan are discretionary, so it is not currently possible to accurately predict the number of shares of our common stock that will be granted or who will receive grants under the Equity Plan after the Annual Meeting. The last sale price of our common stock on April 1, 2013 was $10.88 per share.

Certain Federal Income Tax Consequences

        The federal income tax consequences of grants under the Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

        From the grantees' standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Equity Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gains when the shares of our common stock are sold. The tax rate applicable to capital gains will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gains income recognized by the grantee.

        Exceptions to these general rules arise under the following circumstances:

        If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment- or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Internal Revenue Code.

        If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

        A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Internal Revenue Code and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

        Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation's tax deduction for compensation paid to its Chief Executive Officer or any of its four other most highly-compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Equity Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Equity Plan will be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Internal Revenue Code. The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the Company generally intends to consider whether to structure grants to meet the exception under Section 162(m) for qualified-performance-based compensation, thus avoiding the potential loss of a tax deduction due to the $1 million limitation on deductibility under Section 162(m), it reserves the right to make grants under the Equity Plan that are not deductible in such circumstances as it deems appropriate.

        We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

        The proposal to approve an increase in the number of shares of our common stock reserved and available for issuance under the Equity Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve an increase in the number of shares of common stock reserved and available for issuance under the Equity Plan.

 PROPOSAL TO RE-APPROVE THE
INVESTMENT TECHNOLOGY GROUP, INC.
PAY-FOR-PERFORMANCE INCENTIVE PLAN

        At our 1997 Annual Stockholders' Meeting, the stockholders approved the adoption of the Company's Pay-For-Performance Incentive Plan (the "Plan"). The stockholders reapproved the Plan at both the 2003 and 2008 Annual Stockholders' Meetings. The primary purpose of the Plan is to allow the Company to award annual incentives to eligible employees that meet the exception to Section 162(m) of the Internal Revenue Code (as set forth below) for "qualified performance-based compensation." The Company may also use the Plan to assist it in attracting, retaining, and rewarding Company executive officers, and motivating such employees to expend greater efforts in promoting the growth and annual profitability of the Company and its subsidiaries and other business units. Under Internal Revenue Code Section 162(m), we are required to periodically submit the Plan for stockholder re-approval to assure the tax deductibility of certain compensation paid to the named executive officers, as described below.

        We seek to compensate our executive officers in large part through annual incentives the payment of which is directly related to performance. As discussed above in Compensation Discussion and Analysis under "Impact of Regulatory Requirements", Internal Revenue Code Section 162(m) generally disallows the Company's tax deduction for compensation to the named executive officers in excess of $1 million in any year. Under Internal Revenue Code Section 162(m), however, compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible.

        We believe that the design and implementation of the Plan will continue to permit compensation resulting from annual incentive awards made under the Plan to qualify as "performance-based compensation" and therefore remain fully deductible under Internal Revenue Code Section 162(m), even though payments under the Plan may represent compensation to a named executive officer in excess of $1 million. We are seeking stockholder re-approval of the Plan in order to meet the requirement of Internal Revenue Code Section 162(m) that the Plan be periodically re-submitted to stockholders for consideration. For purposes of Internal Revenue Code Section 162(m), stockholder approval of the Plan relates particularly to the eligibility, per-person award limitations, and the business criteria incorporated in annual incentive awards, as discussed below. In the event that stockholders fail to approve the Plan (including these material terms), the Plan will be terminated, awards granted to date under the Plan (discussed below) will be cancelled and the Company will not be allowed a tax deduction for compensation to the named executive officers in excess of $1 million in any year. If the stockholders do not approve the Plan, the Compensation Committee may adopt, or may not adopt, another cash bonus plan for the benefit of such individuals.

        The following is a brief description of the material terms of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Appendix B.

        Under the Plan, the Compensation Committee is authorized to select for participation those key employees who have Company-wide responsibilities, who are in charge of a business unit, or whose performance can be expected to have a substantial effect on the results of a business unit. For purposes of the Plan, a "business unit" is defined to mean the Company as a whole or any department, division, subsidiary, or other business unit or function of the Company for which operational financial results are available. The Plan does not preclude the Compensation Committee from granting annual incentive awards or other compensation apart from the Plan; in this regard, the Compensation Committee expects to make annual incentive awards and pay variable incentive compensation to those executives who are unlikely to receive cash compensation in excess of $1 million in a given year apart from the Plan.

        For each participant, the Compensation Committee will specify an award and performance objectives upon which payment of the award will be conditioned. The performance objectives will be based on (i) "business unit income," meaning the pre-tax income of the participant's business unit (from which the Compensation Committee may specify that certain amounts are to be subtracted, such as variable incentive compensation under the Plan or otherwise, one-time gains, restructuring charges, impairment of goodwill and intangibles, capital charges, taxes and/or general and administrative expenses), (ii) the revenues of the participant's business unit, or (iii) the participant's business unit's economic value added ("EVA"), a measure of the amount of the business unit's after-tax income that exceeds the cost of the capital used by the business unit during the performance period. In establishing a performance objective based on EVA, the Compensation Committee will determine the average cost of capital (stated as a percentage); this cost of capital will be multiplied by the amount of capital actually used by the business unit. Generally, awards and performance objectives will relate to a specified year, although shorter performance periods may be specified for a participant.

        An award generally will provide for payment of either a specified percentage or percentages of business unit income, revenues, and/or EVA, or an amount specified or determined by formula in some other manner but conditioned upon achievement of such specified percentage or percentages of business unit income, revenues, and/or EVA. The Compensation Committee may require a threshold amount of such income, revenues, or EVA to be achieved before any portion of an award will become payable, and may express performance objectives by way of a comparison with like measures of business unit performance in one or more prior periods or like measures of performance of comparable companies or business units thereof. In all cases, the terms of the performance objective must be such that, at the time the performance objective is set, its achievement is substantially uncertain.

        The Plan imposes certain limitations on the amount that may be paid in respect of annual incentive awards, including annual per-person limitations. The maximum percentages of business unit income, revenues, and EVA that may be potentially payable under an award in any performance year to a single participant, and to all participants granted awards with respect to a single business unit, is 30% of business unit income, 10% of business unit revenues, and 25% of EVA.

        In administering the Plan, the Compensation Committee has the power and authority to construe and interpret the Plan, define terms, implement rules and regulations, and make all determinations relating to the Plan. Although the Compensation Committee has no discretion to increase the amounts of previously-established awards, the Plan permits the Compensation Committee to reduce the amount of or cancel final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or other performance considerations. The Compensation Committee may agree in advance not to exercise such discretion. The Compensation Committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year.

        At the end of each performance year, the Compensation Committee must determine the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each participant, setting forth these determinations in writing. Awards are non-transferable.

        The Plan permits interim payments, but requires that the participant repay the Company to the extent that such interim payments exceed the amount of the final award payment for a performance year; provided that payments to participants covered by Internal Revenue Code Section 162(m) will only be accelerated following the attainment of a performance objective, with an appropriate adjustment to such accelerated payment to reflect the time value of money, in accordance with the requirements of Internal Revenue Code Section 162(m). Payment of an award may be deferred by the participant if deferral plans are maintained by the Company if and to the extent permitted by the Compensation Committee. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the Compensation Committee), the Compensation Committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. Any amount payable on account of normal or early retirement shall be paid based on actual performance for the performance period. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant.

        The Board of Directors may amend, modify, suspend, or terminate the Plan. Such changes will be subject to stockholder approval if and to the extent required by law, regulation, NYSE rule, or to comply with Internal Revenue Code Section 162(m). These provisions do not necessarily require stockholder approval for all Plan amendments that might increase the cost of the Plan.

        For federal income tax purposes, payments under the Plan will constitute ordinary income to participants at the time payment is received by the participant. If compensation under the Plan qualifies as "performance-based compensation" under Internal Revenue Code Section 162(m), as the Company believes will be the case, the Company will be entitled to a tax deduction equal to the amount of any payments to a participant, whether or not such payments exceed $1 million in a given year.

        The amounts payable under the Plan for 2013 cannot be determined until after the 2013 fiscal year is completed and achievement of the various corporate and management business objective performance goals are determined. Accordingly, the benefits or amounts of awards, if any, that will be received by named executive officers are not yet determinable.

Vote Required for Approval

        The proposal to approve the Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the proposal to re-approve the Investment Technology Group, Inc. Pay-for-Performance Incentive Plan.

 PROPOSAL TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED AND
AVAILABLE FOR ISSUANCE UNDER THE INVESTMENT TECHNOLOGY GROUP, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The Company currently maintains the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan (the "ESPP"), which was originally adopted by our Board of Directors in November 1997. On April 10, 2013, our Board of Directors approved an increase of 350,000 shares in the total number of shares of common stock reserved and available for issuance under the ESPP, subject to stockholder approval. Our Board of Directors has directed that the proposal to increase the number of shares reserved and available for issuance under the ESPP be submitted to our stockholders for their approval at the Annual Meeting.

        The ESPP currently has 1,198,313 authorized shares. As of April 1, 2013, 103,358 shares of our common stock were remaining for issuance under the ESPP. Our Board of Directors believes that our ability to attract, retain and motivate top-quality employees is material to our success and is enhanced by our ability to offer our employees the opportunity to acquire or increase their proprietary interest in us. Accordingly, our Board of Directors believes that the availability of an additional 350,000 shares under the ESPP will ensure that we can continue to achieve our compensation strategy. Stockholder approval of the increase in the number of shares reserved for issuance under the ESPP is necessary in order for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code and to comply with the listing standards of the NYSE.

        The material terms of the ESPP are summarized below. A copy of the full text of the ESPP is attached to this Proxy Statement as Appendix C. This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the actual text of the ESPP to which reference is made.

 Material Features of the ESPP

General

        The ESPP allows eligible employees (described in more detail below) of our Company to purchase shares of our common stock at a 15% discount through automatic post-tax payroll deductions. The purpose of the ESPP is to provide participating employees with the opportunity to acquire an ownership interest in the Company. These ownership interests are designed to provide an incentive for participants to help increase our success and provide an opportunity to share in that success as we continue to shape the future of trading and investing.

Administration

        The ESPP is administered by a committee of officers from our Company (the "Administrator") who are appointed by our Board of Directors to interpret the terms and provisions of the ESPP. The Administrator has full authority to (i) adopt, amend, suspend, waive, and rescind rules and regulations under the ESPP, (ii) appoint agents to administer the ESPP, (iii) correct any defect or supply any omission or reconcile any inconsistency in the ESPP, (iv) construe and interpret the ESPP and its rules and regulations, (v) furnish any required information, and (vi) make all other decisions and determinations under the ESPP.

Shares Available for Issuance

        The ESPP currently has authorized 1,198,313 shares of our common stock, subject to adjustments in certain circumstances described below. If this proposal is approved by the stockholders at the Annual Meeting, the ESPP will have authorized shares of common stock of 1,548,313 (i.e., an increase of 350,000 shares).

Adjustments to the Limit of Available Shares

        The maximum number and kind of shares of our common stock reserved and available under the ESPP will be proportionately adjusted, as determined by our board of directors, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting shares of our common stock.

Eligibility

        Each of our employees who are regularly scheduled to work more than 20 hours per week and for more than five months per calendar year will be eligible to participate in the ESPP. Under the requirements of the Internal Revenue Code, an employee who owns 5% or more of the total combined voting power of all classes of our stock is not eligible to participate. For purposes of determining who is a 5% owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account.

Offering Period

        Under the ESPP, there are a series of consecutive offering periods. Each offering period will begin at six-month intervals on each February 1 and August 1 and last for approximately six months, ending on the last trading day in July or January, as the case may be.

Participation

        Each eligible employee who elects to participate in an offering period will be granted an option to purchase shares of our common stock on the first day of the offering period. The option will automatically be exercised on the last trading day of the offering period, which is the purchase date, based on the employee's accumulated contributions to the ESPP. The purchase price of each share of our common stock under the ESPP will be equal to 85% of the lesser of the closing sales price of our common stock on the first trading day of the offering period or the closing sales price of our stock on the last trading day of the offering period. Participants will generally be permitted to allocate up to 10% of their compensation on a payroll period basis during an offering period to purchase shares of our common stock under the ESPP.

Cessation of Participation

        A participant may elect to increase, decrease or discontinue payroll contributions for future offering periods. Although a participant may not elect to increase or decrease payroll contributions during a given offering period, a participant may elect to withdraw all (but not less than all) of the participant's payroll contributions for a given offering period. Unless the Administrator determines otherwise, a participant who elects to cease participation in the ESPP for a particular offering period will be disqualified from participating in the next offering period. Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee.

Maximum Number of Shares Purchasable

        On the purchase date, a participant will purchase the maximum number of shares (including fractional shares) purchasable by the participant's accumulated payroll contributions. The maximum number of shares of our common stock that may be purchased by a participant in a given offering period may not exceed the number derived by dividing $12,500 by the closing sale price of one share of our common stock on the first trading day of the offering period.

Amendment and Termination

        Our Board of Directors may amend, alter, suspend, discontinue, or terminate the ESPP at any time without the consent of our stockholders or participants. However, any such action will be subject to the approval of our stockholders within one year after such board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which shares of our common stock may then be quoted or listed, or if such stockholder approval is necessary in order for the ESPP to continue to meet the requirements of Section 423 of the Internal Revenue Code.

Awards Granted Under the ESPP

        It is currently not possible to accurately predict the number of employees who will elect to participate in the ESPP after the Annual Meeting.

        The last sales price of a share of our common stock on April 11, 2013 was $10.66 per share.

Federal Income Tax Consequences

        The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the ESPP to U.S. participants. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the ESPP is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the ESPP.

        Under the Internal Revenue Code as currently in effect, a participant in the ESPP will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the participant's purchase of our common stock under the ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of our common stock or upon his or her death.

        If a participant sells our common stock purchased under the ESPP more than two years after the date on which the option to purchase our common stock was granted and more than one year after the purchase of our common stock (the holding period), a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of our common stock when the option was granted (on the first day of the offering period) over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock is held by the participant. The Company will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

        If a participant sells our common stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our common stock, when purchased, exceeded the purchase price. The Company will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock is held by the participant.

        The estate of a participant who dies while holding our common stock purchased under the ESPP will recognize ordinary income in the year of the participant's death in an amount equal to the excess of the value of our common stock when the option was granted over the purchase price, or, if less, the amount by which the fair market value of our common stock on the date of death exceeds the purchase price.

Vote Required for Approval

        The proposal to approve an increase in the number of shares of our common stock reserved and available for issuance under the ESPP requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve an increase in the number of shares of common stock reserved and available for issuance under the ESPP.

 CONTACTING THE BOARD OF DIRECTORS

        You or any interested party may communicate with our Board of Directors, including our non-management directors and the Chair of the Audit Committee, by sending a letter addressed to the ITG Board of Directors or any individual director, c/o Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other concerns will be referred to the Chair of the Board with a copy to the Chair of the Nominating and Corporate Governance Committee. Any

complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our Company. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our Company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://investor.itg.com.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this Proxy Statement, you should call or write to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Investor Relations (telephone: (800) 991-4484). In order to ensure timely delivery of the documents prior to the Annual Meeting, you should make any such request not later than June 3, 2013.

        You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to give any information different from the information contained in this Proxy Statement. This Proxy Statement is dated April 23, 2013. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the distribution of this Proxy Statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2014 ANNUAL MEETING OF ITG

        As of the date of this Proxy Statement, our Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting, other than as described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

        Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 Annual Meeting must submit their proposals to our Corporate Secretary on or before December 24, 2013. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our by-laws, for director nominations or other business to be properly brought before the 2014 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 11, 2014 and no later than March 13, 2014. Such notices must also comply with the other requirements of our Bylaws.

Appendix A

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated Effective June 11, 2013

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

        1.    Purpose

        The purpose of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Investment Technology Group, Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective on May 8, 2007 upon approval by the stockholders of the Company, and previously amended and restated on May 12, 2009 upon approval by the stockholders of the Company, August 18, 2009 and May 11, 2010 upon approval by the stockholders of the Company. This amendment and restatement will be effective June 11, 2013, subject to approval by the stockholders of the Company.

        The Investment Technology Group, Inc. Non-Employee Directors Stock Option Plan (the "Director Plan"), the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the "1994 Plan"), the Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan (the "SUA Subplan"), the Amended and Restated Investment Technology Group, Inc. Directors' Retainer Fee Subplan (the "Directors' Retainer Fee Subplan"), and the Amended and Restated Investment Technology Group, Inc. Directors' Equity Subplan (the "Directors' Equity Subplan", and together with the Directors' Retainer Fee Subplan, the "Subplans") were merged with and into this Plan as of May 8, 2007. No additional grants were made thereafter under the Director Plan and the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan, the SUA Subplan and the Subplans as of May 8, 2007 continued, or will continue, in effect according to their terms as in effect on May 8, 2007 (subject to such amendments as the Committee (as defined below) determines appropriate, consistent with the terms of the Director Plan, the 1994 Plan, the SUA Subplan or the Subplans, as applicable), and the shares with respect to such outstanding grants were, or will be, issued or transferred under this Plan. After May 8, 2007, the Subplans, and the SUA Subplan until it was frozen effective on January 1, 2009, continued in effect as subplans of the Plan and grants and/or deferrals may continue to be made under the Subplans with shares associated with such grants and/or deferrals being issued under this Plan. Effective as of January 1, 2009, the Variable Compensation Stock Unit Award Program Subplan (formerly known as the Equity Deferral Award Program Subplan) was added as a subplan under the Plan.

        2.    Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a)   "Board" means the Company's Board of Directors.

          (b)   "Change in Control" means and shall be deemed to have occurred:

              (i)  if any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% percent or more of the total voting power of all the then-outstanding Voting Securities; or

             (ii)  if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

            (iii)  upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

            (iv)  upon consummation of the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

             (v)  if the stockholders of the Company approve a plan of complete liquidation of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.

          (e)   "Company" means Investment Technology Group, Inc. and any successor corporation.

          (f)    "Company Stock" means the common stock of the Company.

          (g)   "Dividend Equivalent" means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

          (h)   "Employee" means a person classified as an employee of the Employer (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Employer. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

          (i)    "Employer" means the Company and its subsidiaries.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k)   "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (l)    "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Common Stock as reported on the New York Stock Exchange on the date of grant; provided, however, that at any time that the Common Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

          (m)  "Grant" means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (n)   "Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (o)   "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

          (p)   "Non-Employee Director" means a member of the Board who is not an employee of the Employer.

          (q)   "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

          (r)   "Option" means an option to purchase shares of Company Stock, as described in Section 7.

          (s)   "Other Stock-Based Award" means any Grant based on, measured by or payable in, Company Stock (other than a Grant described in Sections 7, 8, 9 or 10(a) of the Plan), as described in Section 10(b).

          (t)    "Participant" means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

          (u)   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          (v)   "Plan" means this Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

          (w)  "Related Party" means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

          (x)   "SAR" means a stock appreciation right as described in Section 10(a).

          (y)   "Stock Award" means an award of Company Stock as described in Section 9.

          (z)   "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

          (aa) "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

          (bb) "Voting Securities or Security" means any securities of the Company which carry the right to vote generally in the election of directors.

        3.    Administration

        (a)    Committee.    The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the "Committee" with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

        (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

        (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

        4.    Grants

        (a)   Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

        (b)   All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

        5.    Shares Subject to the Plan

        (a)    Shares Authorized.    The total aggregate number of shares of Company Stock that may be issued under the Plan is the sum of the following (i) 2,100,000 new shares of Company Stock plus (ii) that number of shares of Company Stock subject to outstanding grants under the Plan as of June 11, 2013 plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid grants as of June 11, 2013; subject to the limitation that of the 1,300,000 shares added to the number of shares of Company Stock authorized for issuance under the Plan on May 12, 2009, 50,000 shares have or shall be used solely to grant Options.

        (b)    Source of Shares; Share Counting.    Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Director Plan, the 1994 Plan and the Subplans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including any stock awards, stock units or other-stock based awards granted under the Director Plan, the 1994 Plan, the SUA Subplan and the Subplans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

        (c)    Individual Limits.    All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

        (d)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (d) or applicable law, including in the event of a Change in Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

        6.    Eligibility for Participation

        (a)    Eligible Persons.    All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

        (b)    Selection of Participants.    The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

        7.    Options

        (a)    General Requirements.    The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

        (b)    Type of Option, Price and Term.

            (i)  The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

           (ii)  The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

          (iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

        (c)    Exercisability of Options.

            (i)  Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

           (ii)  The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

        (d)    Termination of Employment or Service.    Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

        (e)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

        (f)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

        8.    Stock Units

        (a)    General Requirements.    The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan.

        (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

        (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

        (d)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

        9.    Stock Awards

        (a)    General Requirements.    The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the

Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

        (b)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

        (c)    Restrictions on Transfer.    While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

        (d)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

        10.    Stock Appreciation Rights and Other Stock-Based Awards

        (a)    SARs.    The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

          (i)    Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (ii)    Tandem SARs.    The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (iii)    Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs the exercise of which is subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

          (iv)    Grants to Non-Exempt Employees.    SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (v)    Value of SARs.    When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of

  SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

          (vi)    Form of Payment.    The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

        (b)    Other Stock-Based Awards.    The Committee may grant other awards not specified in Sections 7, 8 or 9 or subsection (a) above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

        11.    Dividend Equivalents.

        (a)    General Requirements.    When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

        (b)    Payment with Respect to Dividend Equivalents.    Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

        12.    Qualified Performance-Based Compensation

        (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

        (b)    Performance Goals.    When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as "qualified performance-based compensation."

        (c)    Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

        (d)    Timing of Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

        (e)    Certification of Results.    The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

        (f)    Death, Disability or Other Circumstances.    The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

        13.    Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of cash (including dividend equivalents) or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

        14.    Withholding of Taxes

        (a)    Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

        (b)    Election to Withhold Shares.    If the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

        15.    Transferability of Grants

        (a)    Restrictions on Transfer.    Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

        (b)    Transfer of Nonqualified Stock Options to or for Family Members.    Notwithstanding subsection (a) above, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

        16.    Consequences of a Change in Control

        (a)   In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to some or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price, or Base Amount, as applicable, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, (v) if the Company is the surviving corporation, the Committee may determine that Grants will remain outstanding after the Change in Control, or (vi) if the Company is not the surviving corporation, the Committee may determine that Grants that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

        (b)    Other Transactions.    The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

        17.    Requirements for Issuance of Shares

        No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as determined under

Section 9(a), no Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

        18.    Amendment and Termination of the Plan

        (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

        (b)    No Repricing Without Stockholder Approval.    Except as otherwise provided in Section 5(d), the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or to cancel outstanding Options or SARs in exchange for cash, other awards, Options with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, without stockholder approval.

        (c)    Stockholder Approval for "Qualified Performance-Based Compensation."    If Grants are made under Section 12 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

        (d)    Termination of Plan.    The Plan shall terminate on May 7, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

        19.    Miscellaneous

        (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

        (b)    Compliance with Law.    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of "qualified performance-based compensation" comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants are either exempt from, or comply with, the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

        (c)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        (d)    Funding of the Plan; Limitation on Rights.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        (e)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

        (f)    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (g)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

        (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

Appendix B

AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
PAY-FOR-PERFORMANCE INCENTIVE PLAN

1.    PURPOSE

        The primary purpose of this Pay-For-Performance Incentive Plan (the "Plan") is to allow Investment Technology Group, Inc. (the "Company") and its subsidiaries to award annual incentives to Eligible Employees (as defined below) that meet the exception to section 162(m) of the Code (as defined below) for "qualified performance-based compensation." The Company may also use the Plan to assist it in attracting, retaining, and rewarding employees who occupy key positions relating to the Company and specified business units, and motivating such employees to expend greater efforts in promoting the growth and annual profitability of the Company and its subsidiaries, through the award of annual incentives.

2.    DEFINITIONS

        In addition to the terms defined in Section 1 hereof, the following terms used in the Plan shall have the meanings set forth below:

          (a)   "Award" means the amount potentially payable to a Participant upon achievement of specified Performance Objectives for a Performance Period, as provided in Section 4, subject to possible forfeiture and other terms and conditions of the Plan.

          (b)   "Business Unit" means the Company or any department, division, subsidiary, or other business unit or function of the Company for which separate operational financial results are available to the Committee, as designated by the Committee from time to time.

          (c)   "Business Unit Income" means the pre-tax income of a specified Business Unit for the Performance Period, subject to the provisions of Section 4(b).

          (d)   "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall be deemed to include successor provisions or regulations.

          (e)   "Committee" means the Compensation Committee of the Board of Directors of the Company, or such subcommittee thereof as may be designated by the Board of Directors or the Compensation Committee to administer the Plan. In appointing members of the Committee, the Board shall consider whether each member qualifies as an "outside director" for purposes of section 162(m) of the Code and regulations thereunder.

          (f)    "Disability" shall have the meaning ascribed to such term in section 22(e)(3) of the Code.

          (g)   "Eligible Employee" means each executive officer or key employee who is in charge of a Business Unit or whose performance can be expected to have a substantial effect on the results of a Business Unit, as determined by the Committee.

          (h)   "Participant" means an Eligible Employee granted an Award by the Committee for a designated Performance Period.

          (i)    "Performance Objectives" means the measures of performance pre-established by the Committee in accordance with Section 4, the achievement of which, in a given Performance Period, is a condition of payment of final Awards.

          (j)    "Performance Period" means the fiscal year (or such other period established by the Committee) to which an Award relates; provided, however, that, with respect to any Participant,

  the Committee may determine to grant an Award after the start of a Performance Period, and for any such Participant, the Performance Period shall be the portion of the fiscal year (or such other period established by the Committee) subsequent to such grant, as determined by the Committee, in each case, in compliance with section 162(m) of the Code.

          (k)   "Revenues" means all revenues generated by a specified Business Unit for the Performance Period.

          (l)    "EVA" (economic value added) means the amount by which a Business Unit's after-tax income exceeds the cost of the capital used by the Business Unit during the Performance Period. To determine such cost of the capital used, the Committee will, when it establishes a Performance Objective based on EVA, determine the average cost of capital for the Company (stated as a percentage) for the Performance Period, which cost of capital will be multiplied by the amount of capital actually used by the Business Unit during the Performance Period.

3.    ADMINISTRATION

        (a)   Generally.    The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose. The Committee shall have the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations as well as forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any action or determination of the Committee with respect to the Plan shall be conclusive and binding upon all persons, including the Company, Participants, and stockholders.

        (b)   Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Neither a member of the Committee nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified, reimbursed, and protected by the Company, as provided in the Company's Certificate of Incorporation and By-Laws, with respect to any such action, determination, or interpretation.

4.    AWARDS

        (a)   Granting of Awards.    Prior to the date on which Performance Objectives must be established in order to comply with section 162(m) of the Code with respect to each Performance Period, the Committee, in its sole discretion, shall select the Eligible Employees to whom Awards will be granted for such Performance Period and will establish the amount of each Award or the formula by which such amount may be determined, the Performance Objectives relating to such Award, and other terms of such Award. An Eligible Employee may be granted an Award for more than one Business Unit.

        (b)   Performance Objectives.    The Performance Objectives for an Award shall consist of a specified percentage or percentages of the Business Unit Income, Revenues and/or EVA of a Business Unit, the results of which the Committee believes will be substantially affected by the performance of the Participant. The Committee may specify that the final Award shall be a payment of such specified percentage or percentages to the Participant, or shall be a payment of an amount specified or determined by formula in some other manner but conditioned upon achievement of such specified percentage or percentages (in each case subject to the terms of the Plan). The Committee may specify in the Performance Objectives a target amount of Business Unit Income, Revenues, or EVA of such Business Unit required before any or specified parts of the Award will become payable, and may express the Performance Objectives by way of a comparison with like measures of Business Unit performance in one or more prior periods or similar measures of performance of other companies or businesses. At the time the Committee establishes the Performance Objective, it shall include such terms as may be necessary so that achievement of such Performance Objective is substantially uncertain. The Committee shall, in its sole discretion, establish Awards and Performance Objectives, subject to Section 4(c). Performance Objectives shall be objective and shall otherwise meet the requirements of section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)). Performance Objectives may differ for Awards to different Participants. Only the business criteria specified in this Section 4(b) may be used in establishing Performance Objectives upon which the maximum amount of final payment of an Award is conditioned, although the Committee may consider other measures of performance as a basis for reducing such amount (including under Section 4(d)). To the extent consistent with section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)), the Committee may do the following:

            (i)  provide that the Business Unit Income, Revenues, or EVA of the Business Unit considered as the Performance Objective shall be adjusted downward to reflect specified charges, expenses, and other amounts (including amounts that would otherwise constitute bonuses (under the Plan or otherwise), capital charges, general and administrative expenses, or taxes);

           (ii)  adjust or modify Awards or terms of Awards and Performance Objectives (x) in recognition of unusual or nonrecurring events affecting the Company or any Business Unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (z) with respect to any person who first becomes a Participant after the first day of the Performance Period, in each case subject to Section 4(h);

          (iii)  defer all or any part of any interim payments until certification of the final Award for the Performance Period;

          (iv)  defer all or any part of final Award payments, including until the earliest time such payments may be made without causing them to fail to be deductible by the Company under section 162(m) of the Code; such deferrals may include deferrals in the form of units valued by reference to the value of Company stock, settleable in cash or by issuance of shares drawn from any other plan of the Company under which issuance of such shares to a Participant is authorized; and

           (v)  consider other performance criteria in exercising discretion under Section 4(d) hereof.

        (c)   Maximum Award.    The maximum percentage of Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives and therefore potentially payable under an Award to any Participant for any Performance Period shall be 30%, 10%, and 25%, respectively. In addition, the maximum combined percentage of the Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives for Awards to all Participants with respect to any one Business Unit shall be 30%, 10% and 25%, respectively.

        (d)   Determination of Amounts Payable; Limits on Discretion.    As promptly as practicable following the end of each Performance Period, the Committee shall determine whether and the extent to which the terms of Awards have been satisfied, including the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied, and the amounts payable to each Participant with respect to his or her Award. Such determinations shall be set forth in a written certification (including for this purpose approved minutes of the meeting at which such determinations were made). The Committee may, in its sole discretion, in view of its assessment of the business strategy of the Company and Business Units thereof, performance of comparable organizations, economic and business conditions, personal performance of the Participant, and any other circumstances deemed relevant, decrease the amount determined to be payable as a final Award or cancel such Award. Other provisions of the Plan notwithstanding, the Committee shall have no discretion to increase the amounts payable with respect to an Award.

        (e)   Termination.    If a Participant ceases to be employed by the Company or a participating subsidiary prior to the end of a Performance Period for any reason other than death, Disability, normal retirement, or early retirement with the approval of the Committee, no final Award for such Performance Period shall be payable to such Participant. If such cessation of employment results from such Participant's death, Disability, normal retirement, or early retirement with the approval of the Committee, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable (subject to Section 4(h)), the amount payable as a final Award under Section 4(d) achieved or resulting from the portion of such Performance Period completed at the date of cessation of employment, and the amount of the final Award payable based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination shall be made as promptly as practicable following the Performance Period. Any amount payable on account of normal or early retirement shall be paid based on actual performance for the Performance Period. Such determinations shall be set forth in a written certification, as specified in Section 4(d). Such Participant or his or her beneficiary shall be entitled to receive payment of such final Award, reduced by any payments previously received, on or after January 1 but before March 15 of the year following the year in which the relevant Performance Period ends; provided that such payment may only be made at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Code section 162(m). In the event the final Award is less than the payments previously made to the Participant, the Participant shall repay such amounts to the Company forthwith. The foregoing notwithstanding, no payment shall be made hereunder if such payment shall be duplicative of severance amounts paid to the Participant or his or her beneficiary.

        (f)    Payment of Awards.    Except as provided in Section 4(e) and this Section 4(f) and subject to the other provisions of Section 4, each Participant may receive interim payments as frequently as semimonthly, at the Committee's discretion, provided, however, that any such payments made exceeding the final Award as certified by the Committee shall be repaid to the Company forthwith. If and to the extent specified by the Committee, each Participant shall have the right to defer his or her receipt of part or all of any payment due with respect to an Award under and in accordance with the terms and conditions of any deferred compensation plan then available to Participant as an employee of the Company. If a Participant dies prior to payment (including deferred payment) of a final Award hereunder, any payments due to such Participant shall be paid to the Participant's estate, unless the Participant designated a certain person(s) as beneficiary(ies) in an election form filed with the Committee and specifically applicable to amounts payable under the Plan at the same time such payments would have otherwise been payable to the Participant in accordance with Section 4(e) and without regard to any deferral election. Notwithstanding the foregoing terms of this Section 4(f), payment of awards to Participants covered by Code section 162(m) shall only be accelerated following the attainment of a Performance Objective, with an appropriate adjustment to such accelerated payment to reflect the time value of money, in accordance with the requirements of Code section 162(m).

        (g)   Tax Withholding.    The Company and any participating subsidiary shall have the right to deduct from any amount payable hereunder any amounts that federal, state, local, and foreign tax laws require to be withheld with respect to such payment.

        (h)   Conformity of Plan to Code section 162(m).    It is the intent of the Company that compensation under the Plan (other than post-termination compensation) shall constitute

"performance-based compensation" within the meaning of Code section 162(m)(4)(C) and regulations thereunder (including Treasury Regulation 1.162-27(e)). Accordingly, terms used in the Plan shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27). If any provision of the Plan or any agreement evidencing an Award hereunder does not comply or is inconsistent with the provisions of section 162(m)(4)(C) of the Code or regulations thereunder (including Treasury Regulation 1.162-27(e)) required to be met in order that compensation (other than post-termination compensation) shall constitute "performance-based compensation," such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no adjustment to an Award or its related Performance Objectives shall be authorized or made, and no post-termination payment shall be authorized or made under Section 4(e), if and to the extent that such authorization or the making of such adjustment or payment would contravene such requirements.

5.    GENERAL PROVISIONS

        (a)   No Rights to Final Award or Rights to Participate.    Until the Committee has determined to make a final Award to a Participant under Section 4(d) or (e), a Participant's selection to participate, grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award shall become a final Award or that payment will be made with respect to an Award under the Plan. Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan except upon determination of the Committee under Section 4. The foregoing and Section 5(b) notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Participant, to the extent of the Committee's authority under the Plan, including commitments that limit the Committee's future discretion under the Plan, but in all cases subject to Section 4(h).

        (b)   No Rights to Employment.    Nothing contained in the Plan or in any documents evidencing an Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee or in the employ of the Company or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of the Company or a subsidiary to reduce such person's compensation, to change the position held by such person, or to terminate the employment of such person, with or without cause.

        (c)   Non-Transferability.    No benefit payable under, or interest in, this Plan shall be transferable by a Participant except upon a Participant's death by will or the laws of descent and distribution or to a designated beneficiary, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

        (d)   Unfunded Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        (e)   Participation in Other Compensation or Benefit Plans.    Nothing in the Plan shall preclude any Participant from participation in any other compensation or benefit plan of the Company.

        (f)    Governing Law.    The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

        (g)   Section 409A.    The Plan is intended to comply with the short-term deferral rule set forth in the regulations under section 409A of the Code, in order to avoid application of section 409A to the Plan. If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of section 409A, this Plan shall be administered so that such payments are made in accordance with the requirements of section 409A, including, to the extent applicable, the requirement that amounts that constitute deferred compensation subject to the requirements of Code section 409A payable to "specified employees" (within the meaning of such term under Code section 409A) on a "separation from service" (within the meaning of such term under Code section 409A) be subject to a six-month delay of payment following separation from service. In no event shall a Participant, directly or indirectly, designate the calendar year of payment.

        (h)   Amendment and Termination of Plan and Awards.    The Board of Directors may, at any time, terminate or, from time to time, amend, modify, or suspend the Plan, provided that any such action shall be subject to stockholder approval if and to the extent required by law, regulation, or the rules of any stock exchange or automated quotation system upon which the Company's Common Stock may be listed or quoted, or to comply with Code section 162(m). Except as provided in Section 4 (including the limitation under Section 4(h)) and under Section 5(a), the Committee may modify the terms and provisions of any Awards theretofore awarded to any Participants which have not become final Awards and been settled by payment (or would have been settled by payment but for an election to defer payment pursuant to Section 4(f)).

        (i)    Effective Date.    The Plan was originally effective as of January 1, 1997, for Performance Periods beginning on or after such date, and shall remain in effect until such time as it may be terminated pursuant to Section 5(h). The effective date of the Plan as amended and restated herein is April 10, 2013.

        (j)    Stockholder Approval.    Prior to completion of the initial Performance Period under the Plan, the Plan was submitted to, and approved in a separate vote by, the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote on the subject matter, at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law and section 162(m) of the Code. In addition, the Committee may determine to submit the Plan to stockholders for reapproval at such times, if any, required in order that compensation under the Plan shall qualify as "performance-based compensation" under Code section 162(m) and the regulations thereunder.

As approved by the Compensation Committee and adopted by the Board of Directors on March 26, 1997.

Amended by the Board of Directors on June 30, 2000.

Amended and Restated by the Board of Directors on March 19, 2003.

Amended and Restated by the Board of Directors effective February 7, 2008.

Amended and Restated by the Board of Directors effective April 10, 2013.

Appendix C

INVESTMENT TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of this Amended and Restated Employee Stock Purchase Plan (the "Plan") of Investment Technology Group, Inc. (the "Company") is to encourage stock ownership by Employees (as defined below) of the Company and its Subsidiaries (as defined below) and thereby provide Employees with an incentive to contribute to the profitability and success of the Company, and to provide a benefit that will assist the Company in competing to attract and retain Employees of high quality. The Plan, which is intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible Employees of the Company and its Subsidiaries.

        2.    Definitions.    For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

          (a)   "Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

          (b)   "Administrator" means the person or persons designated to administer the Plan under Section 3(a).

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

          (e)   "Custodian" means Computershare, or such successor thereto as may be appointed by the Board.

          (f)    "Earnings" means that portion of a Participant's compensation which constitutes salary, bonus or overtime pay under the payroll system of the Company and its Subsidiaries and payable to a Participant during a given pay period.

          (g)   "Enrollment Date" means the first day of each Offering Period.

          (h)   "Employee" means a person classified as an employee of the Company or a Subsidiary (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Company. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

          (i)    "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Stock as reported on the New York Stock Exchange on the date as of which the valuation is made.

          (j)    "Offering Period" means the approximately six-month period beginning on February 1 and ending on the last trading day of July or beginning August 1 and ending on the last trading day of January. The first Offering Period began on February 1, 1998.

          (k)   "Participant" means an Employee of the Company or a Subsidiary who satisfies the eligibility criteria set forth in Section 5 and is participating in the Plan.

          (l)    "Purchase Date" means the last trading day of each Offering Period.

          (m)  "Purchase Right" means a Participant's option to purchase shares, which is deemed to be outstanding and exercisable during an Offering Period in accordance with the Plan. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

          (n)   "Stock" means the common stock, par value $.01 per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

          (o)   "Subsidiary" or "Subsidiaries" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, including a corporation that becomes a Subsidiary during the term of the Plan.

        3.    Administration.

          (a)    Administrator.    The Plan will be administered by an Administrator, which shall be the Board or such Board committee, officer, or committee of officers and Employees to which the Board may delegate administrative duties and authority (other than authority to amend the Plan). The Administrator will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

          (b)    The Custodian.    The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

          (c)    Other Administrative Provisions.    The Company will furnish information to the Custodian from its records as directed by the Administrator, and such records, including as to a Participant's Earnings, will be conclusive on all persons unless determined by the Administrator to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Administrator or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis, and Plan provisions and rules thereunder will apply in a uniform manner to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Rights outstanding during any given Offering Period.

        4.    Stock Subject to Plan.    Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance upon exercise of Purchase Rights or otherwise under the Plan will be 1,548,313. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares acquired in the open market through dividend reinvestment will not count against this limit. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

        5.    Enrollment and Contributions.

          (a)    Eligibility.    An Employee of the Company or a Subsidiary may enroll in the Plan for any Offering Period if such Employee is employed at the Enrollment Date and was continuously so employed during the 15 days preceding the Enrollment Date, unless:

              (i)  At the time of enrollment, the Employee's customary employment is 20 hours or less per week or the Employee's customary employment is for not more than five months in any calendar year, or the Employee cannot legally enter into the obligations of a Participant;

             (ii)  Such person would upon enrollment be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or of any parent or Subsidiary (including in such person's ownership the maximum number of shares that he or she could acquire under Section 6(c)); or

            (iii)  Such person is disqualified from participation in such Offering Period under Section 7(b).

  The Company will notify an Employee of the date as of which he or she is eligible to initially enroll in the Plan, and will make available to each eligible Employee the necessary enrollment forms.

          (b)    Initial Enrollment.    An Employee who is or who will become eligible on or before a given Enrollment Date under Section 5(a) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Administrator a properly completed enrollment form, including thereon the Employee's election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least 15 days before the Enrollment Date for the Offering Period.

          (c)    Reenrollment for Subsequent Offering Periods.    A Participant whose enrollment in and payroll contributions under the Plan continue throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a) (including due to disqualification under Section 7(b)). The rate of payroll contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll contributions in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions.

          (d)    Payroll Contributions.    An enrolled Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, 15 days before the Enrollment Date for the Offering Period. The rate of payroll contributions elected by a Participant may not be more than ten percent of the Participant's Earnings for each payroll period; provided, however, that the Board may specify a higher maximum rate, subject to Section 8(c) hereof. The Administrator may specify, on the enrollment form, whether payroll contributions shall be a percentage of Earnings or a fixed dollar amount. The foregoing and any election of a Participant notwithstanding, a Participant's rate of payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(c) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least 15 days before the Enrollment Date for the Offering Period. A Participant may not elect to increase or decrease payroll contributions during an Offering Period, except that a Participant's payroll contributions will be automatically discontinued upon the filing of an election to withdraw payroll contributions prior to a Purchase Date or the filing of an election to withdraw or transfer shares if such filing occurs less than one year after the Purchase Date on which such shares were purchased, as specified in Sections 5(f), 7(a) and 7(b).

          (e)    Holding of Payroll Contributions.    All payroll contributions by a Participant under the Plan will be received and held by the Company until the end of the Offering Period, and will represent unfunded obligations of the Company. Such amounts are not required to be segregated and may be used by the Company for any corporate purpose.

          (f)    Withdrawal of Payroll Contributions; Refund of Payroll Contributions Upon Termination of Employment.    A Participant may elect to withdraw all (but not less than all) of his or her payroll contributions for a given Offering Period by filing a notice of withdrawal with the Administrator not later than the close of business the business day prior to the Purchase Date for such Offering Period. In addition, if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Purchase Date, his or her payroll contributions for that Offering Period shall be refunded. In either case, the Company shall promptly pay to the Participant (or his or her estate, in the event of death) the amount of such payroll contributions. No further payroll contributions shall be made by the Participant in that Offering Period. In addition, in the case of withdrawal the Participant shall be subject to possible disqualification from participation in the next Offering Period under Section 7(b).

          (g)    Refund of Unused Payroll Contributions.    If any of a Participant's payroll contributions are not applied to the purchase of shares on the Purchase Date (for example, if the number of shares purchased is limited under Section 6(c)), the portion of such payroll contributions not applied to the purchase of shares shall be promptly refunded to the Participant.

          (h)    No Interest Payable on Payroll Contributions.    No amounts of interest will be credited or payable by the Company on payroll contributions pending investment in Stock, withdrawal, refund upon termination, or refund of any unused portion, or in any other circumstance under the Plan.

        6.    Purchases of Stock.

          (a)    Purchase Rights.    Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the terms set forth in this Section 6.

          (b)    Purchase Price.    The purchase price at which each share of Stock will be purchased under a Purchase Right will equal 85% of the lesser of (i) Fair Market Value of a share of Stock on the first trading day in the Offering Period and (ii) Fair Market Value of a share of Stock on the last trading day in the Offering Period.

          (c)    Number of Shares Purchased.    The number of shares of Stock that will be purchased upon exercise of a Participant's Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(b) with the aggregate amount of the Participant's payroll contributions during the Offering Period; provided, however, that the number of shares of Stock subject to a Participant's Purchase Right and purchasable in any Offering Period will not exceed the lesser of (i) the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock determined as of the first trading day in the Offering Period or (ii) the number of shares such that the Participant's rights to purchase shares under all employee stock purchase plans qualifying under Section 423 of the Code of the Company and any parent or Subsidiary shall accrue at a rate which does not exceed $25,000 of the Fair Market Value of the Stock (determined at the time each such option is granted) as required under Section 423(b)(8) of the Code.

          (d)    Automatic Exercise and Purchase.    The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period. At or as promptly as practicable after the Purchase Date for an Offering Period, the aggregate amount of the Participant's payroll contributions for the Offering Period will be applied by the Company to the purchase of shares of Stock, in accordance with the terms of the Plan. Thereupon, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the Participant's Account. Payment for Stock purchased upon exercise of a Purchase Right will be made only through payroll contributions in accordance with Section 5; no optional payments will be permitted.

          (e)    Expiration.    A Participant's Purchase Right will expire on the earlier of the Purchase Date for the Offering Period (if not exercised) or the date on which the Participant's enrollment in the Plan terminates.

          (f)    Dividend Reinvestment; Other Distributions.    Cash dividends on any Stock credited to a Participant's Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants' Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with the Plan for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Administrator, either (i) in transactions on any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant's Account, the Custodian will, if reasonably practicable and at the direction of the Administrator, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment. Shares of Stock acquired under this Section 6(f) shall be subject to section 7(a) and 7(b) and, for such purposes, shall be deemed to be acquired by a Participant at the same time as the Participant acquired the underlying shares in respect of which the shares were distributed under this Section 6(f).

          (g)    Voting Rights.    Each Participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such account) on any matter as to which the approval of the Company's stockholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company stockholders.

        7.    Withdrawal or Transfer of Shares, Disqualification, and Account Distribution Upon Termination.

          (a)    Stock Withdrawals and Transfers.    A Participant may elect to withdraw shares of Stock from his or her Account in certificated form or to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution; provided, however, that an election to withdraw or transfer shares filed less than one year after the Purchase Date on which such shares were purchased shall be deemed an election to withdraw payroll contributions under Section 5(f) for the current Offering Period and shall result in disqualification from participation in the next Offering Period to the extent provided under Section 7(b). If a Participant elects to withdraw shares, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a Participant's Account to a broker-dealer or financial institution that maintains an account for the Participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid over for the account of Participant based on the Fair Market Value of a share of Stock on the date of transfer, unless otherwise determined by the Administrator based on the Administrator's determination that such broker-dealer or financial institution is capable of crediting fractional shares. Other provisions of this Plan notwithstanding, if the Participant is then an Employee of the Company or its Subsidiaries, transfers will be made only to a broker-dealer or financial institution through which Employees are then permitted to sell Stock under the Company's policies governing employee trading in Company securities. Participants may not designate any other person to receive directly shares of Stock withdrawn or transferred under the Plan, although no restrictions apply under this Plan to shares that have been withdrawn or transferred. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Administrator and the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

          (b)    Disqualification.    If a Participant elects to withdraw payroll contributions at any time under Section 5(f) or elects to withdraw or transfer shares that were purchased at a Purchase Date less than one year before the date of filing the election to withdraw or transfer under Section 7(a) (which is also deemed to constitute an election to withdraw payroll contributions), the Participant's enrollment for the Offering Period in effect at the date of such withdrawal or transfer shall cease and the Participant shall be disqualified from participating in the next Offering Period beginning after the filing of such election to withdraw payroll contributions or withdraw or transfer shares. The foregoing notwithstanding, the Administrator may permit a Participant to reenroll in the next Offering Period if the Participant demonstrates and the Administrator finds that the withdrawal of payroll contributions and/or the withdrawal or transfer of shares was necessary due to an unforeseeable financial emergency or hardship of the Participant. For purposes of the Plan, a Participant shall be deemed to withdraw or transfer shares from his or her Account in the order in which the shares were acquired (i.e., first in-first out).

          (c)    Distribution of Account Upon Termination.    Upon termination of employment of a Participant, the Custodian will continue to maintain the Participant's Account until the earlier of such time as the Participant withdraws or transfers all Stock in the Account or one year after the Participant ceases to be employed by the Company and its Subsidiaries. At the expiration of such one year period, the assets in Participant's account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Administrator. If a Participant dies while assets remain credited to his or her Account, all amounts payable to the Participant will be paid to his or her estate as promptly as practicable.

        8.    General.

          (a)    Costs.    Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under

  Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants. In no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a Participant.

          (b)    Statements to Participants.    The Custodian will reflect payroll contributions, purchases, dividends and distributions and reinvestment thereof, withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Account. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Account and the date thereof, the number of shares of Stock purchased, the aggregate purchase price paid, the purchase price per share, the brokerage fees and commissions paid (if any), the total shares of Stock held for the Participant's Account (computed to at least three decimal places), and other information.

          (c)    Compliance with Section 423.    It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

        9.    General Provisions.

          (a)    Compliance With Legal and Other Requirements.    The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

          (b)    Limits on Encumbering Rights.    No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

          (c)    No Right to Continued Employment.    Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any Employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Employee's employment at any time.

          (d)    Taxes.    The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants are required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

          (e)    Changes to the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, provided, however, that any such action will be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to stockholders for approval. Upon termination of the Plan, the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; if such termination results in termination of any Purchase Right prior to its exercise, all of a Participant's payroll contributions not invested in Stock will be returned to the Participant (without interest) as promptly as practicable.

          (f)    No Rights to Participate; No Stockholder Rights.    No Participant or Employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Custodian and credited to the Participant's Account.

          (g)    Fractional Shares.    Unless otherwise determined by the Administrator, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances. If at any time fractional shares will not be credited to Participants' Accounts, the Administrator shall determine whether a Participant's payroll contributions remaining after the purchase of the greatest possible number of whole shares on a given Purchase Date will be refunded or will be retained and applied to purchases in the next Offering Period.

          (h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (i)    Governing Law.    The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

          (k)    Effective Date.    The Plan was originally effective February 1, 1998, and previously amended and restated effective on May 12, 2009 (upon approval by the Company's stockholders) and August 18, 2009. The Plan as amended and restated herein shall be effective as of June 11, 2013 upon approval by the Company's stockholders.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on June 10, 2013, except proxies submitted for shares held in the Company's Employee Stock Ownership Plan must be received by 11:59 P.M., Eastern Time, on June 5, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ITG2013 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on June 10, 2013, except proxies submitted for shares held in the Company's Employee Stock Ownership Plan must be received by 11:59 P.M., Eastern Time, on June 5, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NEW YORK 10006 M59985-P32853 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. INVESTMENT TECHNOLOGY GROUP, INC. For All Withhold All For All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors ! ! ! Nominees: 01) J. William Burdett 02) Minder Cheng 03) Christopher V. Dodds 04) Robert C. Gasser 05) Timothy L. Jones 06) Kevin J.P. O'Hara 07) Maureen O'Hara 08) Steven S. Wood Against For Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. Ratification of the appointment of KPMG LLP as the company's independent registered public accountants for the fiscal year ending December 31, 2013. ! ! ! 3. Approval of the company's executive compensation. ! ! ! 4. Approval of the increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. ! ! ! 5. Reapproval of the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan. ! ! ! 6. Approval of the increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. M59986-P32853 INVESTMENT TECHNOLOGY GROUP, INC. Annual Meeting of Stockholders June 11, 2013 4:00 PM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors of the Company. The stockholder signing on the reverse of this proxy card appoints each of Robert C. Gasser, Steven R. Vigliotti and P. Mats Goebels as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on April 15, 2013 or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on June 11, 2013, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting. If this proxy relates to shares held in the Investment Technology Group, Inc. Employee Stock Ownership Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be voted on reverse side